Exhibit 99.1
CONFIDENTIAL TREATMENT REQUESTED
Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
Execution Version
March 27, 2006
LICENSE AND COLLABORATION AGREEMENT
Between
NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC.
and
SGX PHARMACEUTICALS, INC.

i

*** Confidential Treatment Request

Page
14.1 Term	63

14.2 Termination For Cause	63

14.3 Termination By a Party	64

14.4 Change of Control	65

15. EFFECT OF TERMINATION	65

15.1 Termination by Novartis for Cause	65

15.2 Termination by SGX for Cause; Termination by Novartis for Failure of all Compounds and Products or Termination by SGX for Failure to Use Reasonable Commercial Efforts	66

15.3 Existing Stocks	68

15.4 Survival	68

15.5 Termination Not Sole Remedy	68

16. REPRESENTATIONS, WARRANTIES AND COVENANTS	69

16.1 Representations and Warranties by Each Party	69

16.2 Representations and Warranties by SGX	70

16.3 Covenants	72

16.4 Limitation	72

16.5 No Other Warranties	73

17. INDEMNIFICATION AND LIABILITY	74

17.1 Indemnification by SGX	74

17.2 Indemnification by Novartis	74

17.3 Indemnification Procedure — Third Party Claims	74

17.4 Special, Indirect and Other Losses	76

18. GENERAL PROVISIONS	77

18.1 Assignment	77

18.2 Extension to Affiliates	77

v

LICENSE AND COLLABORATION AGREEMENT
This License and Collaboration Agreement (“Agreement”) is made as of this 27 day of March, 2006 (the “Effective Date”) by and between Novartis Institutes for BioMedical Research, Inc., a corporation organized and existing under the laws of the State of Delaware (“Novartis”) and SGX Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (“SGX”). Novartis and SGX are each referred to individually as a “Party” and together as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings given to them in Section 1 hereof.
RECITALS
WHEREAS, SGX owns or Controls the SGX Patents and SGX Know-How relating to SGX Compounds;
WHEREAS, Novartis wishes to obtain, and SGX wishes to grant to Novartis, rights to the SGX Compounds on the terms and conditions set forth in this Agreement;
WHEREAS, the parties wish to engage in the Research Program in order to identify additional Collaboration Compounds and identify potential Development Candidates on the terms and conditions set forth in this Agreement;
WHEREAS, the Parties wish to develop Development Candidates and related Products on a worldwide basis on the terms and conditions set forth in this Agreement;
WHEREAS, the Parties acknowledge that the primary objective of the Collaboration will be to develop Products for the treatment of chronic myelogenous leukemia; and

WHEREAS, Novartis will have the right to commercialize the Products on a worldwide basis, subject to SGX’s Co-Commercialization Rights on the terms and conditions set forth in this Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:
1. DEFINITIONS AND INTERPRETATION
1.1 Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings described below, or the meaning as designated in the indicated places throughout this Agreement.
“Accounting Standards” means, with respect to SGX, US GAAP (United States Generally Accepted Accounting Principles) and, with respect to Novartis, IFRS (International Financial Reporting Standards), in each case, as generally and consistently applied throughout such Party’s organization.
“Affiliate” means any Person who directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. For purposes of this definition, “control” or “controlled” means ownership directly or through one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity. Genomics Institute of the Novartis Research Foundation shall be deemed an Affiliate of Novartis for purposes of this Agreement.
The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the US, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.
“Alliance Manager” shall have the meaning set out in Section 4.1.
“BCR-ABL” means the Bcr-Abl kinase.
“BCR-ABL Inhibitor” means a compound whose primary activity is the inhibition of BCR-ABL.
“Business Day” means any day other than Saturday or Sunday on which the banks in New York are open for business;
“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.
“Calendar Year” means each period of twelve (12) consecutive calendar months ending on December 31.
“Change of Control” means, with respect to a Party, any of the following events: (a) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the equity securities then outstanding of a Party normally entitled to vote in elections of directors; (b) a Party consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into a Party, in either event pursuant to a transaction in which more than fifty percent (50%) of the total voting power of the equity securities outstanding of the surviving entity normally entitled to vote in elections of directors or equivalent governing body is not held by the Persons holding at least fifty percent (50%) of the outstanding shares of the Party immediately prior to the closing of such consolidation or merger; or (c) a Party sells or leases all or substantially all of its assets to a Third Party.
“Claims” shall have the meaning set out in Section 17.1.
“Clinical Proof of Concept” means achievement of efficacy in [***] patients in an expanded Phase I Study cohort as defined by: (a) for a chronic phase CML patient, [***] or (b) for an accelerated phase CML patient or for a CML patient with blast crisis, [***].
“CML” means Chronic Myelogenous Leukemia.
“CML T315I” means patients diagnosed with CML who are refractory or resistant to BCR-ABL Inhibitors and who, on molecular genetic testing for BCR-ABL, are found to have the T315I mutation on sequencing.
“CML High-Risk” means patients diagnosed with CML who within the first [***] months of therapy with a BCR-ABL Inhibitor are shown by RT-PCR analysis to have achieved less than a [***] reduction in BCR-ABL transcripts or any comparably sized treatable patient population as determined by mutual agreement of the Parties.
“CML Broad” means all patients with newly diagnosed chronic phase CML who have not been treated with a BCR-ABL Inhibitor.
“Co-Commercialization Rights” shall have the meaning set out in Section 7.1.
“Co-Commercialization Territory” shall have the meaning set out in Section 7.1.
“Collaboration” means the research, development and commercialization activities contemplated by Sections 4, 5, 6 and 7 of this Agreement, but excluding any activities of Novartis, its Affiliates and/or permitted licensees or sublicensees pursuant to Section 2.2.
*** Confidential Treatment Request

“Collaboration Chemotype” means either a SGX Chemotype or a Novartis Chemotype.
“Collaboration Compound” means (i) a SGX Compound or Novartis Compound or (ii) any other Compound that is developed under the Collaboration.
“commence” or “commencement” means, with respect to a Phase I Study, Phase II Study or Phase III Study, as the case may be, the first dosing of the first patient in such study.
“commercialize” or “commercialization” means activities directed to marketing, promoting, distributing, importing, exporting, offering for sale and/or selling a Product.
“Commercial Sale” means any sale of a Product to a Third Party, other than a licensee or sublicensee of Novartis, in any country in the Territory after the receipt of the Marketing Authorization for such Product in that country, if such Marketing Authorization is required.
“Compound” means a compound and all of its various chemical forms, including acids, bases, salts, isomers, enantiomers, pro-drug forms, hydrates, solvates, polymorphs and degradants thereof in crystal, powder or other form, in existence as of the Effective Date or that arise during the Term.
“Confidential Information” means all Know-How and other proprietary scientific, technical, formulation, process, manufacturing, clinical, non-clinical, regulatory, marketing, financial or commercial information or data, which is generated by or on behalf of a Party under this Agreement or which a Party or any of its Affiliates has supplied or otherwise made available to the other Party, whether made available orally, in writing, or in electronic form, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in relation to this Agreement.
“Confidentiality Agreements” means, collectively (i) that certain Mutual Nondisclosure and Nonuse Agreement dated November 9, 2005 between SGX and Novartis Pharma AG, as amended by an Amendment to Confidentiality Agreement dated January 19, 2006, a Second Amendment to Confidentiality Agreement dated February 10, 2006 and a Third Amendment to Confidentiality Agreement dated March 23, 2006 and (ii) that certain Material Transfer Agreement dated as of August 31, 2005 between SGX (f/k/a Structural GenomiX, Inc.) and Novartis Institutes for Biomedical Research, a Swiss corporation.
“Control” or “Controlled” means, with respect to any Know-How, Patent Rights, other intellectual property rights, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise) of a Party to grant a license or a sublicense of or under such Know-How, Patent Rights, or intellectual property rights to another Person, or to otherwise disclose such proprietary or trade secret information to another Person, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.
“CPI” means the consumer price index industry data figure (CPI All Items Urban, series ID CUUR0000SAO) as published by the Bureau of Labor Statistics of the U.S. Department of Labor (web address: www.bls.gov).
“Detail” means face-to-face discussions with physicians and other health care practitioners who are permitted under applicable laws to prescribe a Product for the purpose of promoting a Product to such physicians or practitioners.
“develop” or “development” means clinical drug development activities, including, without limitation, test method development and stability testing, assay development and audit development, toxicology, formulation, quality assurance/quality control development, statistical analysis, clinical studies, packaging development, regulatory affairs, and the preparation, filing and prosecution of NDAs and/or MAAs, as applicable.
“Development Candidate” means a Collaboration Compound that is selected for development pursuant to Section 5.7(a).
“Development Costs” means Out-of-Pocket Costs incurred directly by SGX in connection with the development by SGX of a Collaboration Compound.

“Development Plan” means the development plan prepared by Novartis, and approved by the JDC, as amended from time to time. Attached hereto as Exhibit 2 is a preliminary outline of the initial Development Plan.
“EMEA” means the European Medicines Agency and any successor agency thereto.
“Exclusivity Period” means the period consisting of [***].
“FAST” means SGX’s (Fragments of Active Structures) proprietary fragment-based drug discovery platform.
“FDA” means the United States Food and Drug Administration and any successor thereto.
“Field” means the treatment, prophylaxis or diagnosis of any and all human or animal diseases or conditions.
“First Development Candidate” shall have the meaning set out in Section 5.7(a).
“First IND” means the IND for the First Phase I Study.
“First Phase I Study” shall have the meaning set out in Section 5.7(b).
“First Product” means the first Product developed for [***].
“FTE (Co-Detailing)” means, with respect to persons responsible for Detailing a Product, the equivalent of one (1) sales representative having the requisite skills to Detail such Product in accordance with the applicable Marketing Plan, devoting the equivalent hours of a full time employee to Detailing such Product. For purposes of this Agreement, “full time” shall be determined in accordance with SGX’s customary procedures, excluding general managerial activities spent by an individual in managing SGX’s business. In addition, Co-Detailing FTEs must primarily Detail a Product.
“FTE (R&D)” means a full time equivalent person year (consisting of a total of [***] hours per year) of scientific or technical work carried out by a qualified SGX employee on or directly related to the Research Plan or the Development Plan.
*** Confidential Treatment Request

“GNF Platform Technology” means technology owned or Controlled by Genomics Institute of the Novartis Research Foundation which is broadly enabling technology not directed to specific genes, targets, screen assays, diagnostic assays and kits, small molecules, biomolecules, and the like and useful across a broad, undefined range of applications.
“IND” means an Investigational New Drug application filed with the FDA or the corresponding application for the investigation of Products in any other country or group of countries, as defined in the applicable laws and regulations and filed with the Regulatory Authority of such country or group of countries.
“Indemnified Party” shall have the meaning set out in Section 17.3(a).
“Indemnifying Party” shall have the meaning set out in Section 17.3(a).
“Initial Co-Commercialization Term” shall have the meaning set out in Section 7.1.
“Joint Development Committee” or “JDC” means the committee set up by the Parties in accordance with Section 4.4.
“Joint Non-Product Patent” shall have the meaning set out in Section 10.2(b).
“Joint Product Patent” shall have the meaning set out in Section 10.2(b).
“Joint Research Committee” or “JRC” means the committee set up by the Parties in accordance with Section 4.3.
“Joint Steering Committee” or “JSC” means the committee set up by the Parties in accordance with Section 4.2.
“Know-How” means all technical information, know-how and data, including (i) inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and (ii) all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formulae, expertise and information, which are relevant to the development, manufacture, use or sale of and/or which may be useful in studying, testing, developing, producing or formulating products or intermediates for the synthesis thereof.
“Launch” means, with respect to a Product in any country in the Territory, the commencement of Commercial Sale of such Product in such country.
“Losses” shall have the meaning set out in Section 17.1.
“MAA” means an application for the authorization for marketing of a Product in any country or group of countries outside the United States, as defined in the applicable laws and regulations and filed with the Regulatory Authority of such country or group of countries (as such application may be referred to under applicable laws and regulations from time to time).
“Major European Countries” means the [***].
“Major Pharmaceutical Company” means (i) at a given time, a [***] pharmaceutical company based on sales of ethical pharmaceuticals for the prior fiscal year as published by Pharmaceutical Executive or, in the event that Pharmaceutical Executive no longer publishes such a list, a comparable publisher, and (ii) any of the companies listed on Exhibit 5.
“Marketing Authorization” means, with respect to a Product, the grant of all necessary permits, authorizations, licenses and approvals (or waivers) from the relevant Regulatory Authority required for the research, development, manufacture, marketing, storage, import, export, transport, use and sale of the Product in any country or group of countries, including where required, pricing and reimbursement approvals.
*** Confidential Treatment Request

“Marketing Plan” means the marketing plan for the Launch, marketing and commercialization of the Product in the Co-Commercialization Territory prepared in accordance with Section 7.4.
“Milestone Event” means, solely with respect to Development Candidates or Products, as the case may be, each event identified in Exhibit 4 which triggers a Milestone Payment.
“Milestone Payment” means the payment by Novartis to SGX of the sum identified in Exhibit 4 upon the occurrence of the applicable Milestone Event.
“NDA” means a new drug application and all supplements filed with the FDA, including all documents, data and other information concerning the Product which are necessary for, or included in, a Marketing Authorization to use, sell, supply or market the Product in the United States of America (as such application may be referred to under applicable laws and regulations from time to time).
“Net Sales” with respect to any Royalty-Bearing Product means the gross amount invoiced by or on behalf of Novartis and any Novartis Affiliate, licensee or sublicensee for the sale or other disposal of Royalty-Bearing Product sold to Third Parties other than licensees or sublicensees in bona fide, arms’-length transactions, less the following customary deductions, determined in accordance with Novartis’ standard accounting methods as generally and consistently applied by Novartis (which are in accordance with the Accounting Standards), to the extent included in the gross invoiced sales price of any Royalty-Bearing Product or otherwise directly paid or incurred by Novartis, its Affiliates, licensees or sublicensees with respect to the sale of such Royalty-Bearing Product:
(i)	Cash discounts;

(ii)	Normal and customary trade and quantity discounts or retroactive price reductions actually allowed and properly taken directly with respect to sales of the Products;

(iii)	Charge-backs;

(iv)	Commercial and government mandated rebates;

(v)	Discounts pursuant to indigent patient programs and patient discount programs including coupons and rebates;

(vi)	Amounts repaid or credited by reasons of defects, rejection recalls, returns;

(vii)	Tariffs, duties, excise, sales, value-added and other taxes (other than taxes based on income);

(viii)	Delayed ship order credits;

(ix)	all insurance expense included in the invoice price;

(x)	Amounts credited for uncollectible amounts, not to exceed [***]; and

(xi)	Deduction of [***] for Distribution and warehousing expenses.
All distributions of Royalty-Bearing Products for pre-Launch and “compassionate use” programs shall also be disregarded for purposes of calculating Net Sales. Any of the items set forth above that would otherwise be deducted from the invoice price in the calculation of Net Sales but which are separately charged to Third Parties shall not be deducted from the invoice price in the calculation of Net Sales.
(a)	In the case of any sale or other disposal of a Royalty-Bearing Product between or among Novartis and its Affiliates, licensees and sublicensees, Net Sales shall be calculated as above only on the value charged or invoiced on the first arm’s-length sale thereafter to a Third Party, if any;

(b)	In the case of any sale or other disposal of a Royalty-Bearing Product which is not invoiced or is delivered before invoice, Net Sales shall be calculated at the time of shipment or when the Royalty-Bearing Product is paid for, if paid for before shipment or invoice;
*** Confidential Treatment Request

(c)	In the case of any sale or other disposal for value, such as barter or counter-trade, of any Royalty-Bearing Product, or part thereof, other than in an arm’s length transaction exclusively for money, Net Sales shall be calculated as above on the value of the non-cash consideration received or the fair market price (if higher) of the Royalty-Bearing Product in the country of sale or disposal;

(d)	In the event the Product is sole in a finished dosage form containing a Collaboration Compound in combination with one or more other active ingredients (a “Combination Product”) the Net Sales of the Royalty-Bearing Product, for the purposes of this Agreement, shall be determined by multiplying the Net Sales (as defined above) of the Combination Product by the fraction A/(A+B) where A is the weighted (by sales volume) average sale price in a particular country of the Royalty-Bearing Product when sold separately in finished form and B is the weighted average sale price in that country of the other product(s) sold separately in finished form. In the event that such average sale price cannot be determined for both the Royalty-Bearing Product and the other product(s) in combination, Net Sales for purposes of determining royalty payments shall be agreed in writing by the Parties based on relative value contributed by each component, and such agreement shall not be unreasonably withheld.
“Non-BCR-ABL Product” means (a) any Screening Compound (or Compound derived from such Screening Compound) which [***], and (b) any pharmaceutical product incorporating or comprising any Screening Compound (or Compound derived from such Screening Compound) described in subsection (a) in finished dosage pharmaceutical form, including in each case, all formulations or modes of administration thereof (by way of example, intravenous, oral, intranasal and transdermal).
“Non-Oncology Indication” means an indication other than an Oncology Indication.
*** Confidential Treatment Request

“Novartis Background Technology” means Know-How and Patent Rights Controlled by Novartis or its Affiliates which are necessary or useful for the conduct of the Research Program or development of Products and which are not Novartis Patents or Novartis Know-How.
“Novartis Chemotype” means a chemotype accepted into the Collaboration and designated by the JRC as a Novartis Chemotype as set forth in Section 5.4, in each case, as such chemotype may be modified from time to time by the JRC or the JDC, as the case may be.
“Novartis Compound” means any Compound contained within a Novartis Chemotype.
“Novartis Indemnified Party” shall have the meaning set out in Section 17.1.
“Novartis Intellectual Property” means the Novartis Patents and Novartis Know-How.
“Novartis Know-How” means Know-How Controlled by Novartis or its Affiliates as of the Effective Date or thereafter during the Term relating to Collaboration Compounds and/or Products, their use, formulation, preparation or manufacture or which is necessary for research of Collaboration Compounds or Products or necessary or useful for the development, manufacture, import, use or sale of Collaboration Compounds or Products.
“Novartis Patents” means any Patent Rights Controlled by Novartis or its Affiliates as of the Effective Date or thereafter during the Term having claims covering Collaboration Compounds and/or Royalty-Bearing Products, their use, formulation, preparation or manufacture or having claims which are necessary for research of Collaboration Compounds or Royalty-Bearing Products or necessary or useful for the development, manufacture, import, use or sale of Collaboration Compounds or Royalty-Bearing Products. For clarification, Novartis Patents includes Novartis’ interest in the Joint Product Patents.
“Oncology Indication” means use of a product for one or more distinct categories of cancer such as breast cancer or colon cancer.
“Out-of-Pocket Costs” means direct and documented expenses paid to Third Parties and specifically identifiable and incurred in connection with the research and/or development of a

Collaboration Compound or Product, as the case may be, in accordance with the agreed upon budget for such expenses. Such expenses shall not include capital expenditures or SGX’s employees travel expenses.
“Patent Costs” means direct and documented expenses paid to Third Parties and specifically identifiable and incurred in connection with the intellectual property protection of a Collaboration Compound or Product, as the case may be. Such expenses shall not include capital expenditures or SGX’s employees travel expenses.
“Patent Rights” means all patents and patent applications, including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, re-issues, additions, renewals, extensions, registrations, and supplemental protection certificates and the like of any of the foregoing.
“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.
“Phase I Study” means a study in humans which provides for the first introduction into humans of a product, conducted in normal volunteers or patients to generate information on product safety, tolerability, pharmacological activity or pharmacokinetics (as more fully defined in Federal Regulation 21 C.F.R. § 312.21(a) and its foreign equivalents).
“Phase II Study” means a study in humans of the safety, dose ranging and efficacy of a product, which is prospectively designed to generate sufficient data (if successful) to commence Phase III clinical trials or to file for accelerated approval (as further defined in Federal Regulation 21 C.F.R. § 312.21(b) and its foreign equivalents).
“Phase III Study” means a controlled study in humans of the efficacy and safety of a product, which is prospectively designed to demonstrate statistically whether such product is effective and safe for use in a particular indication in a manner sufficient to file an NDA or MAA to obtain regulatory approval to market the product, as further defined in Federal Regulation 21 C.F.R. § 312.21(c), and its foreign equivalents.

“Product” means a pharmaceutical product incorporating or comprising a Collaboration Compound in finished dosage form, including in each case, all formulations and modes of administration thereof (by way of example, intravenous, oral, intranasal and transdermal). Product shall not include any Non-BCR-ABL Product.
“Proposed Collaboration Chemotype” shall have the meaning set out in Section 5.4(b).
“Qualifying Chemotype Criteria” shall have the meaning set out in Section 5.4(b).
“Regulatory Authority” means any government agency, regulatory authority or other administrative body responsible for granting Marketing Authorization for Product in a particular country or group of countries, including the FDA, the EMEA and any national regulatory authorities.
“research” means the scientific, technical and pre-clinical activities undertaken to evaluate a compound for development.
“Research Plan” means the plan of research to be prepared based on the preliminary outline attached hereto as Exhibit 1, as may be amended from time to time upon approval of the JRC. Exhibit 1 also includes a non-binding estimate of Out-of-Pocket Costs to be incurred by SGX pursuant to the Research Program during Calendar Year 2006.
“Research Program” means the program of research conducted by Novartis and SGX under this Agreement during the Research Term in accordance with the Research Plan.
“Research Term” means the period commencing on the Effective Date and ending on the second (2nd) anniversary of the Effective Date. The Research Term may be extended by Novartis, in its sole discretion, for up to [***], upon written notice to SGX at least ninety (90) days prior to the expiration of the then current term of the Research Term, as may be thereafter extended by mutual written agreement of the Parties.
“Royalties” means the royalty payments due by Novartis to SGX on Net Sales as set out in Section 8.4.

*** Confidential Treatment Request

“Royalty-Bearing Product” means any Non-BCR-ABL Product (but excluding Screening Compounds for purposes of determining Net Sales) or Product.
“Royalty Term” shall have the meaning set out in Section 9.2.
“Sales Report” means a written report or reports showing each of (a) the gross sales and Net Sales of each Royalty-Bearing Product in each country in the world during the reporting period of Novartis and each Affiliate, licensee and sublicensee; (b) the number of Royalty-Bearing Product units sold in each country in the world during the reporting period by Novartis and each Affiliate, licensee and sublicensee, and if applicable the average sale price during the reporting period for each Royalty-Bearing Product in any Combination Product; (c) the Royalties, payable in US Dollars, which shall have accrued under Section 8.4 in respect of such sales, and the basis of calculating those Royalties; and (d) the US Dollar and local currency Net Sales by country.
“Screening Compounds” means those Collaboration Compounds which have been synthesized in the Collaboration during the Research Term and that the JRC agrees to make available to Novartis under the Screening License pursuant to Section 2.2 as set forth on a list maintained by the JRC.
“Screening License” shall have the meaning set out in Section 2.2.
“Senior Officers” means the Chief Executive Officer of SGX and the President of Novartis Oncology (or, in each case, a designee with similar authority to resolve a dispute hereunder).
“SGX Background Technology” means Know-How and Patent Rights Controlled by SGX or its Affiliates which are necessary or useful for the conduct of the Research Program or development of Products and which are not SGX Patents or SGX Know-How.
“SGX Chemotype” means (i) a chemotype accepted into the Collaboration and designated by the JRC as a SGX Chemotype as set forth in Section 5.4, and (ii) the chemotypes identified in the attached Exhibit 6, in each case, as any such chemotype may be modified from time to time by the JRC or the JDC, as the case may be.

“SGX Compound” means any Compound contained within a SGX Chemotype.
“SGX Indemnified Party” shall have the meaning set out in Section 17.2.
“SGX Intellectual Property” means the SGX Patents and the SGX Know-How.
“SGX Know-How” means Know-How Controlled by SGX or its Affiliates as of the Effective Date or thereafter during the Term relating to Collaboration Compounds, Products, Screening Compounds and/or Non-BCR-ABL Products incorporating or comprising a Screening Compound, their use, formulation, preparation or manufacture or which is necessary for research of Collaboration Compounds, Products, Screening Compounds and/or Non-BCR-ABL Products incorporating or comprising a Screening Compound or necessary or useful for the development, manufacture, import, use or sale of Collaboration Compounds, Products, Screening Compounds and/or Non-BCR-ABL Products incorporating or comprising a Screening Compound.
“SGX Patents” means the Patent Rights identified in Exhibit 3 and any other Patent Rights Controlled by SGX or its Affiliates as of the Effective Date or thereafter during the Term having claims covering Collaboration Compounds, Products, Screening Compounds and/or Non-BCR-ABL Products incorporating or comprising a Screening Compound, their use, formulation, preparation or manufacture or having claims which are necessary for research of Collaboration Compounds, Products, Screening Compounds and/or Non-BCR-ABL Products incorporating or comprising a Screening Compound or necessary or useful for the development, manufacture, import, use or sale of Collaboration Compounds, Products, Screening Compounds and/or Non-BCR-ABL Products incorporating or comprising a Screening Compound. For clarification, SGX Patents includes SGX’s interest in the Joint Product Patents. [***]
“Solid Major 1” means, with respect to Commencement of a clinical study, approval of an NDA or MAA or Marketing Authorization as set forth in Exhibit 4, the first commencement,

*** Confidential Treatment Request

approval or Marketing Authorization or as the case may be, in any one of [***].
“Solid Major 2” means, with respect to Commencement of a clinical study, approval of an NDA or MAA or Marketing Authorization as set forth in Exhibit 4, the first commencement, approval or Marketing Authorization as the case may be, in any one of [***].
“Solid Minor” means an indication in [***].
“Term” shall have the meaning set out in Section 14.1.
“Territory” means the world.
“Third Party” means any Person other than Novartis or SGX or an Affiliate of Novartis or SGX.
“Third Party Expert Procedures” means the dispute resolution procedures set forth on Exhibit 7.
“US Commercialization Committee” or “UCC” means the committee described in Section 7.4.
“United States” or “US” means the United States of America, its territories and possessions, including, without limitation, the Commonwealth of Puerto Rico.
“Valid Claim” means a claim of an issued patent that has not expired or been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) or a claim within a patent application that has not been revoked, cancelled, withdrawn, held invalid or abandoned and which has not been pending for more than [***] from the date of its first filing.

*** Confidential Treatment Request

1.2	In this Agreement, unless the context requires otherwise:
(a)	the headings are included for convenience only and shall not affect its construction;

(b)	words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c)	references to the word “include” and “including” shall mean includes and including without limitation;

(d)	any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be amended, modified, consolidated or re-enacted; and

(e)	the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Exhibits and attachments. In the event of any inconsistency between the Exhibits and the terms of this Agreement, the terms of this Agreement shall prevail.
2.	GRANT OF LICENSE

2.1	Exclusive License to Novartis. Subject to the terms and conditions of this Agreement, SGX hereby grants Novartis an exclusive, worldwide, sublicensable (subject to Section 3.1) license under the SGX Intellectual Property to make, have made, manufacture, have manufactured, formulate, use, have used, sell, offer for sale, have sold, import, export, research within the scope of the Collaboration, develop, have developed, register, transport, distribute, promote, market or otherwise dispose or offer to dispose of Collaboration Compounds and Products in the Field in the Territory. The exclusivity of the foregoing license is subject to SGX’s right to perform its responsibilities under the Research Plan and Development Plan during the Term in accordance with this Agreement and to SGX’s Co-Commercialization Rights.

2.2	Exclusive Screening License to Novartis. Subject to the terms and conditions of this Agreement, SGX hereby grants Novartis an exclusive, worldwide, sublicensable (subject to Section 3.1) license under the SGX Intellectual Property to (a) include the Screening Compounds in Novartis’ screening library for use in research conducted by Novartis or its Affiliates (the “Screening License”) and (b) make, have made, manufacture, have manufactured, formulate, use, have used, sell, offer for sale, have sold, import, export, develop, have developed, register, transport, distribute, promote, market or otherwise dispose or offer to dispose of Non-BCR-ABL Products in the Field in the Territory. For the avoidance of doubt, activities pursuant to this Section 2.2 shall be outside the scope of the Collaboration.

2.3	Additional Licenses for Research and Development.
(a)	Subject to the terms and conditions of this Agreement, SGX hereby grants to Novartis a non-exclusive, non-sublicensable (except to Affiliates and as permitted by Section 3.2) license under the SGX Background Technology solely to the extent necessary for Novartis to perform its responsibilities under the Research Plan and Development Plan.

(b)	Subject to the terms and conditions of this Agreement, Novartis hereby grants to SGX (i) a non-exclusive, non-sublicensable (except to Affiliates and as permitted by Section 3.2) license under the Novartis Intellectual Property solely to the extent necessary for SGX to perform its responsibilities under the Research Plan and Development Plan; and (ii) a non-exclusive, non-sublicensable (except to Affiliates and as permitted by Section 3.2) license under the Novartis Background Technology solely to the extent necessary for SGX to perform its responsibilities under the Research Plan and Development Plan.
2.4	Exclusivity. Except to the extent necessary to permit SGX to perform its responsibilities under the Research Plan, Development Plan and, if the Co-Commercialization Rights are exercised, the Marketing Plan, in each case, in accordance with this Agreement, the term

“exclusive” for the purposes of Sections 2.1 and 2.2, means to the exclusion of all others, including SGX and its Affiliates.

2.5	Reservation of Rights. Subject to the licenses granted to each Party and the other terms and conditions of this Agreement, (a) SGX will retain all rights under the SGX Intellectual Property that are not expressly licensed to Novartis, and Novartis agrees not to practice any SGX Proprietary Intellectual Property except pursuant to the licenses expressly granted to Novartis in this Agreement or any other written agreement between the Parties, and (b) Novartis will retain all rights under the Novartis Intellectual Property that are not expressly licensed to SGX, and SGX agrees not to practice any Novartis Proprietary Intellectual Property except pursuant to the licenses expressly granted to SGX in this Agreement or any other written agreement between the Parties. For the avoidance of doubt: (i) all SGX Intellectual Property and SGX Background Technology, shall remain the property of SGX and shall be considered Confidential Information of SGX (subject to Section 12, including, for the avoidance of doubt, Sections 12.2 and 12.3); and (ii) all Novartis Intellectual Property and Novartis Background Technology, shall remain the property of Novartis and shall be considered Confidential Information of Novartis (subject to Section 12, including, for the avoidance of doubt, Sections 12.2 and 12.3). For purposes of this Section 2.5, “Proprietary Intellectual Property” of a Party means [***]. For the avoidance of doubt (i) Novartis will not be granted a license to use FAST and (ii) SGX will not be granted a license to use GNF Platform Technology or Novartis technology which is specifically related to screening or general Novartis drug discovery approaches and strategies.

3.	SUBLICENSING

3.1	By Novartis. Novartis shall have the right to grant sublicenses of the rights granted to it under Section 2.1 or 2.2 of this Agreement to its Affiliates or any Third Party, provided that any such sublicense shall be subject to the terms and conditions of this Agreement and shall not relieve Novartis of its obligations under this Agreement. In the case of any such

*** Confidential Treatment Request

sublicense to a Third Party (other than sub-contractors permitted under Section 3.2 or distributors), the following additional requirements shall apply:
(a)	Novartis shall obtain SGX’s prior written consent, not to be unreasonably withheld or delayed, with regard to any such sublicense of the rights granted under Section 2.1;

(b)	any sublicense agreement shall be in writing and, shall not contain any provisions which contradict or are otherwise inconsistent with the terms of this Agreement;

(c)	the sublicensee shall not have the right to sublicense (other than to vendors or subcontractors); and

(d)	Novartis shall be responsible for the acts or omissions of its sublicensees in exercising rights under the sublicense which would constitute a breach hereunder.
3.2	Subcontracting. Novartis may subcontract the performance of any of its research or development activities hereunder to Third Parties at its discretion, upon the approval of the JRC or JDC, as applicable; provided, however, that [***]. SGX may subcontract the performance of any of its research or development activities hereunder to Third Parties at its discretion, upon the approval of the JRC or JDC, as applicable. Notwithstanding the above, in the event SGX desires to subcontract any research or development activities referred to in this Section 3.2, SGX shall first notify Novartis thereof, and [***]. Novartis shall have the right to subcontract any of its other responsibilities hereunder, including without limitation, responsibilities with respect to commercialization and manufacturing. Each Party shall be responsible for the acts or omissions of such Party’s subcontractors in exercising rights under the subcontract which would constitute a breach hereunder.

*** Confidential Treatment Request

4.	GOVERNANCE

4.1	Alliance Managers. Within fifteen (15) days after the Effective Date, each Party will appoint a senior representative having a general understanding of pharmaceutical development and commercialization issues, to act as its alliance manager under this Agreement (“Alliance Manager”). The Alliance Managers will be primarily responsible for (i) facilitating the flow of information and otherwise promoting communication, coordination and collaboration with regard to research, development and commercialization of Collaboration Compounds and Products within and among the Joint Steering Committee and the other committees (JRC, JDC and UCC) and between the Parties; and (ii) providing single-point communication for seeking consensus both internally within the respective Party’s organization and between the Parties regarding key strategy and planning issues, as appropriate, including facilitating review of external corporate communications and raising disputes between the Parties to the JSC in a timely manner. Each Party may replace its Alliance Manager on written notice to the other Party.
4.2	Joint Steering Committee.
(a)	The Parties will establish a Joint Steering Committee, composed of two (2) senior executives of SGX and two (2) senior executives of Novartis and each Party’s Alliance Manager. The JSC members shall be appropriately qualified and experienced in order to make a meaningful contribution to committee meetings.

(b)	Within fifteen (15) days of the Effective Date, each Party will designate its initial members to serve on the JSC. Each Party may replace its representatives on the JSC on written notice to the other Party.

(c)	The JSC shall have the following responsibilities: (i) oversee the collaborative activities of the Parties under this Agreement; (ii) review the efforts of the Parties in performing their respective research, development and commercialization activities hereunder; (iii) as necessary or appropriate, establish additional joint committees and delegate responsibilities to such joint committees; (iv) following the date that the JDC is disbanded, serve as a forum for updates regarding development and commercialization activities under the Collaboration; (v) provide annual updates regarding any Screening Compounds or Compounds derived therefrom selected as lead compounds for further lead optimization so that the JSC can determine whether such compounds are Non-BCR-ABL Products and updates regarding development and commercialization of Non-BCR-ABL Products; (vi) discuss and attempt to resolve any disputed issues submitted to it by the JRC pursuant to Section 4.3 or the JDC pursuant to Section 4.4 or any other disputes between the Parties with regard to matters pertaining to research, development or commercialization of Collaboration Compounds and Products pursuant to this Agreement; and (vii) consider and act upon such other matters as specified in this Agreement. Each Party may from time to time with the consent of the other Party, invite a reasonable number of participants, in addition to its representatives on the JSC, to attend JSC meetings in a non-voting capacity. The position of chairperson of the JSC shall rotate between the parties on a Calendar Year basis with SGX appointing one of its representatives on the JSC to serve as the first chairperson of the JSC. The chairperson shall set agendas for JSC meetings, provided that the agendas will include any matter requested by either Party. The chairperson will be responsible for recording, preparing and, within a reasonable time, issuing draft minutes of each JSC meeting, which draft minutes shall be subject to review and approval by the JSC.
(d)	Decisions of the JSC shall be made by unanimous vote, with Novartis’ representatives to the JSC collectively having one (1) vote and SGX’s representatives to the JSC collectively having one (1) vote. In the event of a disagreement among the JSC, either Party may refer the disputed matter to the Senior Officers, who shall attempt in good faith to resolve such disagreement. Notwithstanding any other provision hereof, (x) in the event the Senior Officers are unable to resolve any disputed matter other than as described in subsection (y) within thirty (30) days following the referral of such dispute to them, the Senior Officer of Novartis shall make the final decision in respect of such matter, which decision shall be binding on the Parties, and (y) with regard to (i) decisions under [***] (ii) resolving any

*** Confidential Treatment Request

dispute regarding [***] and (iii) resolving any dispute regarding [***] such matters shall be resolved by [***].

(e)	The JSC shall meet quarterly or at such other times as the Parties may agree. The first meeting of the JSC shall be held as soon as reasonably practicable, but in no event later than thirty (30) days after the Effective Date. Meetings shall be held at such place or places as are mutually agreed or by teleconference or videoconference; provided, however, that there shall be at least one (1) face-to-face meeting per calendar year.
4.3	Joint Research Committee. The Parties shall establish a Joint Research Committee with equal representation from both Parties, which shall oversee all research activities under the Research Plan (including pre-clinical development of Development Candidates). Decisions of the JRC shall be made by unanimous vote, with Novartis’ representatives to the JRC collectively having one (1) vote and SGX’s representatives to the JRC collectively having one (1) vote. Details regarding the composition of the JRC, meeting logistics and specific responsibilities of the JRC will be established by the JSC. Disputes within or issues that cannot be resolved by the JRC will be raised, at the request of either Party, to the JSC for resolution. Notwithstanding the foregoing, each Party shall have the right to have its own internal project team with regard to research activities under this Agreement, which will not include any representation from the other Party. Either Party may replace its JRC members by notice to the other Party. The JRC members shall be appropriately qualified and experienced in order to make a meaningful contribution to committee meetings. The JRC shall disband upon the expiration or termination of the Research Term.

4.4	Joint Development Committee. The Parties shall establish a Joint Development Committee with equal representation from both Parties, which shall oversee all development activities (including clinical development) under the Development Plan with respect to the Collaboration Compounds and corresponding Products. Until the transition of manufacturing responsibilities from SGX to Novartis pursuant to Section 6.3, the JDC shall include a representative from each of Novartis and SGX who has expertise in pharmaceutical

*** Confidential Treatment Request

manufacturing. Decisions of the JDC shall be made by unanimous vote, with Novartis’ representatives to the JDC collectively having one (1) vote and SGX’s representatives to the JDC collectively having one (1) vote. Details regarding the composition of the JDC, meeting logistics and specific responsibilities of the JDC will be established by the JSC. Disputes within or issues that cannot be resolved by the JDC will be raised, at the request of either Party, to the JSC for resolution. The JDC may appoint a joint project team, having an equal number of representatives of each Party, which will meet telephonically or in person at least once each month to review and direct day-to-day activities under the Development Plan. Notwithstanding the foregoing, each Party shall have the right to have its own internal project team with respect to development activities under this Agreement, which will not include any representation from the other Party. Either Party may replace its JDC members by notice to the other Party. The JDC members shall be appropriately qualified and experienced in order to make a meaningful contribution to committee meetings. The JDC and any joint project team of the Parties shall disband upon the first approval of an NDA or MAA for the First Product. Thereafter, decisions or responsibilities allocated to the JDC or matters subject to approval of the JDC under this Agreement shall be the responsibility of Novartis, which shall make the final decision, in its discretion, except that matters described in Section 4.2(d)(y) shall be decided as set forth therein.
5.	RESEARCH AND DEVELOPMENT

5.1	Research Program. Subject to the terms and conditions of this Agreement, Novartis and SGX will use commercially reasonable efforts to conduct the Research Program in accordance with the Research Plan. SGX will commit [***] FTEs (R&D) to the Research Program each year during the Research Term, subject to payment of research funding under Section 5.5. The Research Plan will be subject to amendment from time to time during the Research Term as determined by the JRC. The JRC will review the Research Plan at least every Calendar Quarter.

5.2	SGX Know-How. During the Research Term, SGX will provide to Novartis, [***] such SGX Know-How as is reasonably necessary for Novartis to perform its

*** Confidential Treatment Request

obligations under the Research Plan and Development Plan and exercise its applicable rights under Section 2.1.
5.3	Novartis Know-How. During the Research Term, Novartis will provide to SGX, [***] such Novartis Know-How as is reasonably necessary for SGX to perform its obligations under the Research Plan and Development Plan.

5.4	Chemotype Selection.
(a)	The Parties agree that the purpose of the Research Plan will be to optimize Collaboration Chemotypes with the object of identifying BCR-ABL Inhibitors. Exhibit 6 to this Agreement sets forth a list of the initial Collaboration Chemotypes for inclusion in the Collaboration, specifying whether the Collaboration Chemotype is a Novartis Chemotype or a SGX Chemotype.

(b)	From time to time, either Party may submit to the JRC for further optimization in the Research Program proposed sets of compounds (each a “Proposed Collaboration Chemotype”) which are considered to be potential BCR-ABL Inhibitors and which meet the criteria set out in Exhibit 6 (“Qualifying Chemotype Criteria”). SGX shall be obligated to submit any Proposed Collaboration Chemotype to the JRC for inclusion in the Collaboration if it has been working under the Research Program on the set of compounds (or a compound within such set) that would have formed the basis of a Proposed Collaboration Chemotype [***].

(c)	Upon submission by a Party of a Proposed Collaboration Chemotype, the JRC will, within thirty (30) days of its submission, review and consider such Proposed Collaboration Chemotype for inclusion in the Collaboration. The JRC shall have the authority to modify the scope of such Proposed Collaboration Chemotype to broaden or narrow the set of compounds included therein based (i) on the Qualifying Chemotype Criteria, (ii) [***]

*** Confidential Treatment Request

[***] and (iii) such other factors which the JRC determines in its discretion to be relevant.

(d)	If a Proposed Collaboration Chemotype is accepted by the JRC, such Proposed Collaboration Chemotype shall become a Collaboration Chemotype. The JRC shall determine whether a Proposed Collaboration Chemotype shall be deemed a SGX Chemotype or a Novartis Chemotype; provided that Proposed Collaboration Chemotypes shall be deemed to be chemotypes of the Party which researched and submitted such chemotype. At regular intervals, including, if necessary, at the time of Development Candidate selection, the JRC (or, if the JRC has been disbanded, the JDC) shall adjust the applicable Collaboration Chemotype as appropriate to reflect inclusion of any Compound which has been (i) synthesized or developed under the Collaboration and (ii) is not otherwise included in a Collaboration Chemotype.

(e)	If the JRC determines not to include a Proposed Collaboration Chemotype or any portion thereof for any reason, such Proposed Collaboration Chemotype or portion thereof shall not be a Collaboration Chemotype, shall remain outside the Research Program, shall not be considered SGX Intellectual Property or Novartis Intellectual Property and any further research, development or commercialization activities with respect to such Proposed Collaboration Chemotype shall be subject to Section 11.

(f)	Exhibit 6 shall be updated from time to time by the Parties to reflect additional Collaboration Chemotypes which have been accepted for inclusion in the Collaboration in accordance with the terms of this Agreement.

(g)	From time to time during the Research Term, the JRC will prepare and update a list of Screening Compounds.
5.5	Research Funding. Commencing on the Effective Date, Novartis will pay SGX research funding for [***] FTEs (R&D) per year in the aggregate (including any FTEs (R&D) working on the First Phase I Study) during the Research Term. For each such FTE (R&D), Novartis will pay SGX at an annualized rate of [***]

*** Confidential Treatment Request

per FTE (R&D) per year, which rate shall increase on the anniversary of the Effective Date, to reflect any increase in the CPI, using 2006 as the base year, up to a maximum of a [***] increase per year. In addition, Novartis shall reimburse SGX for Out-of-Pocket Costs incurred by SGX after the Effective Date in connection with performing its responsibilities under the Research Plan. The amounts to be paid under this Section 5.5 shall be reimbursed by Novartis quarterly in arrears, in accordance with Section 9.7 based on actual number of FTEs (R&D) during the quarter. SGX shall submit to Novartis for approval (which approval shall not be unreasonably withheld) a written budget of Out-of-Pocket Costs with respect to the Research Program within ninety (90) days after the Effective Date for the first twelve (12) month period following the Effective Date and thereafter on an annual basis at least ninety (90) days prior to the start of each twelve (12) month period beginning on each anniversary of the Effective Date until the end of the Research Term. In addition, at least one hundred twenty (120) days prior to each Calendar Year during the Research Term, SGX shall submit to Novartis a non-binding estimate of Out-of-Pocket Costs for such Calendar Year with respect to the Research Program. For avoidance of doubt, no Out-of-Pocket Costs will be reimbursed by Novartis unless covered by a Novartis approved budget.

5.6	Development.
(a)	At an appropriate time in connection with selection of the first Development Candidate, Novartis will prepare an initial draft Development Plan for the development of one or more Collaboration Compounds and Products hereunder, including reasonable development timelines, and submit such initial draft Development Plan to the JDC. The Development Plan will be subject to amendment from time to time as determined by Novartis or, in the case of material amendments to the Development Plan proposed prior to the approval of an NDA or MAA for the First Product and disbanding of the JDC, by the JDC. SGX will have the opportunity to review and provide comments through the JDC (or, if the JDC has been disbanded, the JSC) on the Development Plan and amendments thereto, and Novartis will reasonably take into account SGX’s comments on the Development Plan. The JDC will review the Development Plan at least every Calendar Quarter. The full

*** Confidential Treatment Request

Development Plan will include, without limitation, matters relating to the preparation, filing and prosecution of applications for Marketing Authorization and any other necessary licenses, permits, authorizations and approvals (or waivers) required by any Regulatory Authority for the Launch of Products.

(b)	Each Party will use reasonable commercial efforts to perform its obligations under the Development Plan and to meet the timelines included in the Development Plan. Specifically, each Party will use its reasonable commercial efforts to perform, or procure the performance of, the services in the Development Plan for which it is responsible and perform, or procure the performance of, any such services with reasonable care and skill and ensure that personnel employed or engaged by it in the provision of any such services are competent and have appropriate professional qualifications, training and experience.

(c)	Subject to Section 5.7, Novartis will be responsible, at its sole cost and in its sole discretion (subject to Section 5.6(b)), for all development activities hereunder.
5.7	Selection of First Development Candidate and Conduct of First Phase I Clinical Study.
(a)	Novartis will be responsible for selection of Development Candidates, except for (i) [***] and (ii) the [***] each of which will be selected by the JRC [***].

(b)	SGX will be responsible for the initial formulation, IND/CTA toxicology enabling studies and an initial Phase I Study in cancer patients for the first Development Candidate selected by the JRC for human clinical trials (such activities, collectively, the “First Phase I Study”). Novartis shall have the right to review and approve (such approval not to be unreasonably withheld or delayed) the development plan and protocols for the First Phase I Study and any changes thereto. Novartis shall also be consulted and have the right to review and approve (such approval not to be

*** Confidential Treatment Request

unreasonably withheld or delayed) development activities conducted by or on behalf of SGX with regards to the manufacturing of Collaboration Compounds and Products. All FTE (R&D) costs reimbursable pursuant to Section 5.5 and Development Costs incurred by SGX for such work undertaken by SGX after the Effective Date shall be reimbursed by Novartis. Payment will be quarterly in arrears, payable in accordance with Section 9.7. SGX shall submit to Novartis for approval (which approval shall not be unreasonably withheld) a written budget with respect to the Development Costs for the First Phase I Study within ninety days (90) after the Effective Date for the first twelve (12) months following the Effective Date if the First Phase I Study work is to occur during such twelve (12) month period and thereafter on an annual basis at least ninety (90) days prior to the start of each twelve (12) month period beginning on each anniversary of the Effective Date during which any First Phase I Study work is to occur. The budget for Development Costs for the First Phase I Study shall be submitted in the form reasonably acceptable to Novartis. In addition, at least one hundred twenty (120) days prior to each Calendar Year during which any First Phase I Study work is to occur, SGX shall submit to Novartis a non-binding estimate of Development Costs for such Calendar Year with respect to the First Phase I Study. For avoidance of doubt, no Development Costs will be reimbursed by Novartis unless covered by a Novartis approved budget.

(c)	The fact that SGX is conducting the First Phase I Study shall not restrict Novartis’ activities under the Development Plan, including without limitation, the right to conduct additional initial formulation, IND/CTA toxicology enabling studies and one or more Phase I Studies. Without the prior written consent of Novartis, SGX shall not undertake any clinical trials with respect to Collaboration Compounds or Products other than the First Phase I Study.
5.8	Regulatory.
(a)	The Parties will work together to prepare, for the JDC to review and approve, the IND for the First Phase I Study (“First IND”).

(b)	Upon written notice by Novartis to SGX, which will be made at any time in Novartis’ sole discretion following [***] but in no event later than [***] SGX will transfer, [***] the First IND (and any other INDs relating to Collaboration Compounds) to Novartis or its designated Affiliate. Other than the First IND, all regulatory filings submitted in connection with obtaining Marketing Authorizations to test or market a Collaboration Compound or Product, including all IND, MAA and NDA submissions and other regulatory filings relating to the Collaboration Compounds and Products, shall be owned by and submitted by and in the name of, Novartis, its Affiliates or its designees. Novartis shall be solely responsible, at its own cost, for obtaining the Marketing Authorizations for Products.

(c)	SGX will fully cooperate with and provide reasonable assistance to Novartis in connection with filings with any Regulatory Authority relating to the Collaboration Compounds or Products, including by executing any required documents, providing access to personnel and providing Novartis with copies of all reasonably required documentation.
5.9	Compliance. Each Party agrees that in performing its obligations under the Research Plan and Development Plan (a) it shall use best efforts to comply with all applicable current international regulatory standards, including cGMP, cGLP, cGCP and other rules, regulations and requirements and (b) it will not knowingly employ or use any Person that has been debarred under Section 306(a) or 306(b) of the U.S. Federal Food, Drug and Cosmetic Act.

5.10	Pharmacovigilance. Prior to the commencement of the First Phase I Study of the Product under this Agreement, the Parties shall agree and implement a procedure for the mutual exchange of adverse event reports and safety information associated with the Product.

*** Confidential Treatment Request

6.	COMMERCIALIZATION; REASONABLE COMMERCIAL EFFORTS
6.1	Commercialization.
(a)	Except for (i) the opportunity for SGX to provide input into the commercialization activities outside of the Co-Commercialization Territory through the JSC and (ii) SGX’s Co-Commercialization Rights under Section 7, Novartis will be solely responsible, at its sole expense and in its sole discretion (subject to Section 6.1(b)), for all aspects of commercialization of the Products in the Territory, including pricing, planning and implementation. Novartis shall consult with SGX through the JSC regarding Novartis’ commercialization planning and strategy outside of the Co-Commercialization Territory for the Product.

(b)	Following approval of an NDA or MAA with respect to a Product, Novartis shall use its reasonable commercial efforts to Launch and commercialize such Product in the Territory.
6.2	Manufacturing. Except as provided in the final two sentences of this Section, Novartis will have the exclusive right to, and have the responsibility to, at its sole expense, manufacture and supply (or to have manufactured and supplied) Collaboration Compounds and Products being developed or commercialized under this Agreement. SGX will have the exclusive right to, and have responsibility to, at its sole expense, manufacture Collaboration Compounds as required for research activities pursuant to the Research Plan. SGX shall also be responsible for manufacturing Collaboration Compounds and Products to the extent that such materials shall be used for the purposes of the First Phase I Study, unless otherwise agreed in writing by the Parties.

6.3	Manufacturing Assistance. The JDC will oversee the transition of manufacturing responsibilities from SGX to Novartis for Collaboration Compounds and Products for which an IND is to be filed. SGX shall fully cooperate with and provide assistance to Novartis or its designee, at Novartis’ expense, through documentation, consultation, training and face-to-face meetings, to enable Novartis or its designee to proceed with manufacturing of the

Collaboration Compounds and the Products and to obtain all appropriate Marketing Authorizations for manufacturing (including qualification by the applicable Regulatory Authority of manufacturing sites). Promptly after the Effective Date, SGX shall disclose and provide to Novartis all relevant SGX Know-How to enable Novartis to promptly prepare for the transition of manufacturing responsibilities.
6.4	Reasonable Commercial Efforts
(a)	For the purpose of Sections 5.6 and 6.1, “reasonable commercial efforts” means reasonable commercial efforts consistent with normal business practices and effort used by Novartis in connection with other products which are at a similar stage of development or product life and of similar potential market size or importance, taking into account any regulatory, efficacy, formulation, supply, safety, legal or similar issue or issues regarding the competitive position of the applicable Collaboration Compound or Product that could adversely affect a Collaboration Compound or Product. For the avoidance of doubt, the commitment to use “reasonable commercial efforts” as set forth herein shall not preclude the suspension or discontinuance by Novartis of the development of any Collaboration Compound or Product, if appropriate, based on the foregoing.

(b)	For the avoidance of doubt, failure by Novartis to meet any of the following timelines will be deemed a failure to use reasonable commercial efforts for the purposes of [***]:
(i)	commence a [***] of the Product within [***] after the establishment in the [***] (which, for avoidance of doubt, would occur following the achievement of [***];

(ii)	either (A) commence a [***] of the Product or (B) [***] for the Product within [***]

*** Confidential Treatment Request

following the [***] with respect to a Product, which [***] is directed primarily at determining the [***];

(iii)	Launch the Product in each of the [***];
provided, that, the foregoing time periods will be extended for any period during which development and/or commercialization of the applicable Product is delayed or suspended by Novartis in good faith due to regulatory, efficacy, formulation, supply, safety or intellectual property issues beyond its reasonable control.

6.5	Lack of Diligence.
(a)	In the event that SGX believes in good faith at any time that Novartis has failed to comply with [***] with respect to the First Product, then SGX may provide written notice thereof to Novartis. Novartis will have a period of [***] following receipt of such notice to (i) provide a written notice of objection to SGX asserting that it has not failed to comply with such Section, which notice shall include the basis for such assertion or (ii) provide written notice to SGX that it has initiated such efforts which would constitute compliance with [***] which notice shall describe the efforts being taken. In the event that SGX disputes Novartis’ assertion that it has not failed to comply with such Section or that it has initiated such efforts within such [***] period, SGX shall provide written notice thereof to Novartis within fifteen (15) days of receipt of Novartis’ notice. In such event, the matter will be referred to the Senior Officers for good faith resolution. In the event that the Senior Officers cannot resolve the dispute within thirty (30) days, such matter shall be resolved in accordance with [***].
*** Confidential Treatment Request

(b)	In the event of a Final Determination that Novartis has failed to comply with [***], then SGX shall have the right to terminate this Agreement pursuant to [***]. For purposes hereof, a “Final Determination” shall mean (i) written agreement of the Parties, or (ii) a final determination pursuant to [***].

(c)	[***] shall terminate and have no further force or effect upon [***].
6.6	Limited Reversion Right. If the first Collaboration Compound to be developed under the Collaboration is an [***] and, at any time after [***] Novartis elects to discontinue development of such [***] for any reason other than adverse safety reasons that would make continued development impracticable, in favor of [***], Novartis will provide prompt written notice thereof to SGX. SGX shall have the right, upon written notice to Novartis (the “SGX Notice”) within [***] days after the date of such notice from Novartis, [***]. Effective upon the date of the SGX Notice, the licenses to such [***] under Section 2 shall terminate and all rights to [***] will revert to SGX [***]. The Parties will cooperate to facilitate [***]. In the event that SGX [***]
*** Confidential Treatment Request

SGX will notify Novartis in writing of the [***] for such Compound and provide such information as Novartis may reasonably require to decide whether to exercise the [***] under this Section 6.6. Novartis shall review such information within [***] days from receipt of such information from SGX and shall have the [***], which it may exercise upon written notice to SGX within [***] days from receipt of such information from SGX, to reacquire the rights to [***] (the “Re-Acquisition Right”), subject to [***] from the date of the SGX Notice through the date that Novartis [***]. If Novartis exercises such Re-Acquisition Right, effective upon the date of such exercise[***] under the terms and conditions of this Agreement and Novartis’ licenses and all other rights and obligations of the Parties with respect thereto pursuant to this Agreement shall automatically be reinstated. Prior to the earlier of the expiration of such [***]-day period or [***], SGX [***].

7.	CO-COMMERCIALIZATION

7.1	SGX Co-Commercialization Option. SGX shall have a non-exclusive right to Detail Products which are marketed for use in an Oncology Indication in the United States and Canada (the “Co-Commercialization Territory”) on the terms and conditions set forth in this Section 7 (“Co-Commercialization Rights”). Co-Commercialization Rights with respect to any such Product shall be exercisable by SGX by written notice to Novartis at any time up to [***] with respect to such Product. At any time, SGX shall have the right to have up to an aggregate of [***] Co-Detailing FTEs Detail all Products for which SGX has exercised its Co-Commercialization Rights; provided, that in no event shall SGX have an aggregate number of Co-Detailing FTEs Detailing all such Products
*** Confidential Treatment Request

which is in excess of [***] percent ([***]%) of the number of Novartis sales representatives Detailing all such Products in the Co-Commercialization Territory. Upon exercise by SGX of its Co-Commercialization Rights, such rights shall be in effect for a period of [***] years from the date of Launch of such Product (the “Initial Co-Commercialization Term”). SGX shall [***] its Detailing responsibilities hereunder [***]. Unless terminated earlier in accordance with Section 7.3, SGX’s Co-Commercialization Rights shall terminate upon expiration of the Initial Co-Commercialization Term unless SGX provides written notice of extension to Novartis at least [***] prior to the expiration of the Initial Co-Commercialization Term. In the event that SGX extends its Co-Commercialization Rights, such Co-Commercialization Rights shall continue until [***], unless earlier terminated in accordance with Section 7.3. During [***] Novartis shall reimburse SGX for the cost of the Co-Detailing FTEs [***] but in no event shall such [***]. Thereafter, SGX shall be responsible for the cost of the Co-Detailing FTEs. In no event shall SGX be entitled to compensation or other payments from Novartis or its Affiliates pursuant to its Co-Commercialization Rights except as specifically set forth in this Section 7.1.

7.2	Agreement. In the event SGX elects to exercise the Co-Commercialization Rights with respect to a Product, SGX and the appropriate Novartis Affiliate shall negotiate in good faith to enter into a Co-Commercialization agreement with respect to such Product (“Co-Commercialization Agreement”) containing the terms and conditions set forth in this Section 7.2 and such other terms and conditions as are customary for agreements of such type. Such terms and conditions shall include:
*** Confidential Treatment Request

(a)	SGX will participate with Novartis through the UCC in discussions regarding marketing and promotion of the Product(s) for which SGX has exercised its Co-Commercialization Rights in the Co-Commercialization Territory, including without limitation, advertising, consumer and physician education, market and consumer research, Detailing and Phase IV programs;

(b)	SGX’s FTEs (Co-Detailing) shall have technical, pharmaceutical and Detailing experience which is consistent with industry standards for oncology pharmaceutical products;

(c)	SGX’s FTEs (Co-Detailing) will be included in training programs with respect to the applicable Product that Novartis provides to its own sales representatives Detailing such Product. Such training shall be provided by Novartis to SGX [***];

(d)	SGX’s FTEs (Co-Detailing) shall be provided, [***] with the same promotional materials, including literature and samples, as Novartis provides to its own similarly-situated representatives; and

(e)	provided that SGX’s FTEs (Co-Detailing) primarily Detail the Product, such FTEs (Co-Detailing) shall be permitted to Detail other pharmaceutical products which are not Products hereunder, but only with Novartis’ prior written consent (such consent not to be unreasonably withheld or delayed), which consent will not be required with respect to [***]. In such event, [***] for such personnel based on [***].
7.3	Termination by SGX. Upon not less than [***] prior written notice to Novartis, SGX may elect to discontinue its exercise of Co-Commercialization Rights
*** Confidential Treatment Request

hereunder. In the event that SGX delivers a notice in accordance with the preceding sentence, Novartis shall have the right to terminate such Co-Commercialization Rights prior to the expiration of such [***] period by providing thirty (30) days’ prior written notice to SGX.
7.4	US Commercialization Committee. If SGX exercises its Co-Commercialization Rights and the Parties enter into a Co-Commercialization Agreement with respect to a Product, SGX shall be entitled to have up to [***] representative sit on the US and Canada commercialization committee established by Novartis for such Product (“US Commercialization Committee” or “UCC”). The UCC shall be established no later than thirty (30) days following the exercise by SGX of its Co-Commercialization Rights. The UCC shall have responsibility for general oversight of all commercialization activities (including promotion and Detailing) with respect to such Product in the Co-Commercialization Territory, including preparing and approving a Marketing Plan for the Co-Commercialization Territory and will give good faith consideration to SGX’s position in making decisions regarding commercialization planning and strategy. In the event of a dispute between the Parties at the UCC, then the dispute shall be referred to the Senior Officers for good faith resolution. In the event that the dispute is not resolved, Novartis shall have the deciding vote.

8.	FINANCIAL PROVISIONS

8.1	Upfront Payment. In consideration of the granting of the licenses and rights to Novartis hereunder, Novartis shall pay to SGX a one-time, non-refundable, non-creditable upfront payment of twenty million USD (US$20,000,000) within thirty (30) days following receipt by Novartis of an invoice in the form of Exhibit 8 from SGX after the Effective Date.

8.2	Equity Purchase. Concurrently herewith, SGX and Novartis Pharma AG, an Affiliate of Novartis, have entered into a separate Stock Purchase Agreement pursuant to which Novartis Pharma AG will purchase and SGX will sell shares of SGX’s common stock on the terms provided therein.
*** Confidential Treatment Request

8.3	Milestone Payments. In consideration of the granting of the licenses and rights to Novartis hereunder, after the achievement of each of the Milestone Events, Novartis shall be obligated to make the corresponding non-refundable, non-creditable Milestone Payment. For the avoidance of doubt, each Milestone Payment shall be payable only one time, upon the first occurrence of the applicable Milestone Event, regardless of the number of Development Candidates and Products that may achieve such Milestone Event. For the avoidance of doubt, no Milestone Payments shall be payable with respect to [***] shall be excluded from the calculation of any Milestone Events.

8.4	Royalty Payments. In consideration of the granting of the licenses and rights to Novartis hereunder, Novartis will pay Royalties to SGX on Net Sales of each Royalty-Bearing Product (on a Royalty-Bearing Product-by-Royalty-Bearing Product basis) by Novartis, its Affiliates and their respective licensees and sublicensees as set forth below.
(a)	Oncology Indications
(i)	[***] Net Sales in the Territory.

With respect to the [***] of Net Sales of a Product marketed for an Oncology Indication in the Territory, the applicable Royalty Rate shall be [***] of such Net Sales.

(ii)	Annual Net Sales of Product [***].

With respect to any additional Net Sales thereafter (i.e. after such [***] of Net Sales in the Territory) of such Product marketed for an Oncology Indication [***], the applicable Royalty Rate shall be as follows (with the rates below applicable from and after such [***] of Net Sales in the Territory is achieved, even if achieved in the middle of a Calendar Year):
*** Confidential Treatment Request

Aggregate Annual Calendar Year Net Sales	Royalty Rate
of a Product [***] (US Dollars)	(% of Net Sales)
Less than or equal to [***]	[***]%
More than [***] and less than or equal to [***]	[***]%
More than [***] and less than or equal to [***]	[***]%
More than [***]	[***]%
(iii)	Annual Net Sales of Product [***]

With respect to any additional Net Sales thereafter (i.e. after such [***] of Net Sales in the Territory) of such Product marketed for an Oncology Indication in [***], the applicable Royalty Rate shall be as follows (with the rates below applicable from and after such [***] of Net Sales in the Territory is achieved, even if achieved in the middle of a Calendar Year):

Aggregate Annual Calendar Year Net Sales of	Royalty Rate
a Product [***] (US Dollars)	(% of Net Sales)
Less than or equal to [***]	[***]%
More than [***] and less than or equal to [***]	[***]%
More than [***]	[***]%
(b)	Non-Oncology Indications

With respect to any Product marketed for a Non-Oncology Indication in the Territory, if such Product is not also marketed for an Oncology Indication, the applicable Royalty Rate shall be as follows:
*** Confidential Treatment Request

Aggregate Annual Calendar Year Net Sales	Royalty Rate
of a Product in the Territory (US Dollars)	(% of Net Sales)
Less than or equal to [***]	[***]%
More than [***] and less than or equal to [***]	[***]%
More than one [***]	[***]%
If such Product is also marketed for an Oncology Indication, the applicable Royalty Rates set forth in Section 8.4(a) shall apply and no Royalty shall be payable under this Section 8.4(b).

(c)	Non-BCR-ABL Product Royalties

With respect to any Net Sales in the Territory of a Non-BCR-ABL Product, the applicable Royalty Rate shall be [***] of Net Sales.

(d)	Provisions Applicable to All Royalties
(i)	[***] Notwithstanding any other provision hereof, with respect to Net Sales in any country of a Product [***].

(ii)	Application of Royalty Once. For the avoidance of doubt, the Parties further acknowledge and agree that Net Sales in any country shall be subject to Royalty only once under Section 8.4(a)(i), 8.4(a)(ii), 8.4(a)(iii), 8.4(b), 8.4(c) or 8.4(d)(i), as applicable, and the Royalties payable under such Sections are not, as to any such Net Sales, cumulative.
*** Confidential Treatment Request

(iii)	Application of Royalty for Different Products. For the avoidance of doubt, the calculation of royalties under this Section 8.4 shall be conducted separately for each Royalty-Bearing Product. Thus, if Novartis, its Affiliates, licensees or sublicensees sell more than one Royalty-Bearing Product in the Territory, any applicable [***] in this Section 8.4 shall apply separately to each Royalty-Bearing Product.

(iv)	Royalty Calculations. Examples of royalty calculations pursuant to this Section 8.4 are set forth on Exhibit 9.
8.5	Third Party Obligations.
(a)	Except as provided in the subsequent sentence, Novartis shall be responsible, at its own expense, for obtaining any required licenses from a Third Party to Patent Rights, that, in the absence of such license, would be infringed by the manufacture, use, import or sale of a particular Royalty-Bearing Product in a particular country. In the event that Novartis is required to obtain a license from a Third Party under any Patent Rights of such Third Party (i) covering [***], or (ii) [***], or [***], Novartis may deduct [***] of any [***] actually paid to such Third Party [***] (“Third Party Payments”) against any [***] payable to SGX hereunder with respect to such Product; provided, that the deduction available to Novartis under this Section 8.5(a) in any Calendar Quarter shall not exceed [***] of such [***] otherwise due to SGX in such Calendar Quarter (the “Agreed Limit”). Any portion of the Third Party
*** Confidential Treatment Request

Payments that Novartis is entitled to deduct in accordance with the foregoing but which Novartis is unable to deduct in any Calendar Quarter due to application of the Agreed Limit shall be [***]. Notwithstanding the foregoing, [***]% of such Third Party Payments shall be borne by SGX under circumstances in which [***].
(b)	SGX shall remain responsible for the payment of all monetary obligations (including any license fees or royalties), if any, due to Third Parties under any SGX Intellectual Property which has been licensed to SGX and is sublicensed to Novartis hereunder. All such payments shall be made promptly by SGX.
9.	REPORTS AND PAYMENT TERMS

9.1	Payment Terms.
(a)	Novartis shall provide SGX with written notice of the achievement of each Milestone Event within thirty (30) days after such achievement. After receipt of such notice (if applicable), SGX shall submit an invoice to Novartis substantially in the form of Exhibit 8 with respect to the corresponding Milestone Payment, provided that no such invoice shall be submitted prior to the Effective Date and Novartis shall not be obligated to pay any Milestone Event unless and until this Agreement becomes effective. Novartis shall make the Milestone Payment within forty-five (45) days after receipt of the invoice.

(b)	Within thirty (30) days after each Calendar Quarter during the Term following the first Commercial Sale of a Royalty-Bearing Product, Novartis will provide to SGX the Sales Report. After receipt of such report, SGX shall submit an invoice to Novartis substantially in the form of Exhibit 8 setting forth the Royalties due for such Calendar Quarter as set forth on the Sales Report. The invoiced amount shall be

*** Confidential Treatment Request

payable within forty-five (45) days following receipt by Novartis of a valid invoice from SGX.
9.2	Discounts to a Third Party. Except to the extent prohibited by applicable law or regulations, if Novartis sells a Royalty-Bearing Product to a Third Party that purchases other products or services from Novartis, Novartis agrees that Net Sales of such Royalty-Bearing Product shall not reflect the impact of any discount to the purchase price of the Royalty-Bearing Product [***].

9.3	Royalty Term. Royalties will be payable on a Royalty-Bearing Product-by- Royalty-Bearing Product and country-by-country basis until the later of (a) the expiration of the last to expire Valid Claim of (i) SGX Patents (including any Joint Product Patents) [***] in such country or (ii) Novartis Patents [***] in such country or (b) [***] years from the first Commercial Sale of such Royalty-Bearing Product in such country (“Royalty Term”). Following the Royalty Term on a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-country basis, Novartis’ licenses with respect to such Royalty-Bearing Product shall continue in effect, but become fully paid-up, royalty-free, perpetual and irrevocable, Novartis shall have no further obligations under Section 8 with respect to such Royalty-Bearing Product.

9.4	Currency. All payments under this Agreement shall be payable in US dollars. When conversion of payments from any foreign currency is required to be undertaken by Novartis, such conversion shall be made using Novartis’ then-current standard exchange rate methodology as applied in its external reporting and consistent with Novartis’ Accounting Standards.

*** Confidential Treatment Request

9.5	Taxes. SGX will pay any and all taxes levied on account of any payments made to it under this Agreement. If any taxes are required to be withheld by Novartis, Novartis will (a) deduct such taxes from the payment made to SGX, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to SGX and certify its receipt by the taxing authority promptly following such payment.

9.6	Records and Audit Rights.
(a)	Each Party shall keep complete, true and accurate books and records in accordance with its Accounting Standards in sufficient detail for the other Party to determine the payments due and costs incurred under this Agreement, including the Royalties, reimbursement for FTEs and other reimbursable costs hereunder. Each Party will keep such books and records for at least three (3) years following the end of the fiscal year to which they pertain.

(b)	Each of SGX and Novartis (the “auditing Party”) shall have the right for a period of three (3) years after receiving any report or statement with respect to payments due and payable to appoint an internationally-recognized independent accounting firm (the “auditor”) reasonably acceptable to the other Party (the “audited Party”) to inspect the relevant records of the audited Party or its Affiliates, licensees or sublicensees to verify such reports, statements, records or books of accounts, as applicable. Before beginning its audit, the auditor shall execute an undertaking acceptable to the audited Party by which the auditor shall keep confidential all information reviewed during such audit. The auditor shall have the right to disclose to the auditing Party its only conclusions regarding any payments owed to the auditing Party or the audited Party, as the case may be.

(c)	The audited Party or its Affiliates, licensees or sublicensees, as applicable, shall make its records available for inspection by such auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from the auditing Party, solely to verify the accuracy of the audited Party or its Affiliate’s, licensee’s or sublicensee’s sales reports, payments records or books of accounts and compliance in other respects with this Agreement. Such inspection right shall not be exercised more than once in any Calendar Year nor more frequently than once with respect to records covering any specific period of time. The auditing Party shall hold in strict confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary for the auditing Party to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order.
(d)	The auditing Party shall pay its own costs of such inspections, as well as its own legal expenses associated with enforcing its right with respect to any payment hereunder, except that in the event there is any upward adjustment in aggregate amounts payable for any year shown by such inspection of more than [***] of the amount paid, the audited Party shall pay for such inspection. Novartis shall promptly pay SGX the amount of any underpayment of Royalties, amounts reimbursed for FTEs or other reimbursable costs. SGX shall promptly pay Novartis the amount of any overpayment of amounts reimbursed for FTEs or other reimbursable costs, and Novartis may credit against any subsequent Royalties due to SGX the amount of any overpayment of Royalties.
9.7	Invoicing and Payment.
(a)	SGX shall provide to Novartis an invoice for all amounts due to it under this Agreement substantially in the form set out in Exhibit 8. Unless otherwise noted, payments on such invoices shall be made within forty-five (45) days of Novartis’ receipt of the applicable invoice.

(b)	Payments to SGX shall be made by electronic wire transfer of immediately available funds to the account of SGX, as designated in writing to Novartis.
9.8	Late Payments . Interest shall be payable by Novartis on any amounts payable to SGX under this Agreement which are not paid by the due date for payment. All interest shall accrue and

*** Confidential Treatment Request

be calculated on a daily basis (both before and after any judgment) at the rate of [***], for the period from the due date for payment until the date of actual payment. The payment of such interest shall not limit SGX from exercising any other rights it may have as a consequence of the lateness of any payment.
9.9	Other. Notwithstanding any other provision of this Agreement, if at any time legal restrictions prevent the prompt remittance of part or all of the payments required hereunder in any country, payment shall be made through such lawful means or methods as SGX may reasonably request. The Parties hereby acknowledge that the value contributed by SGX to any Product developed and/or commercialized by or on behalf of Novartis and its Affiliates, licensees and sublicensees is the access to the SGX Intellectual Property and that the up-front payment and Milestone Payments described above in Sections 8.1 and 8.3, respectably, and Royalties described above in Section 8.4(d)(i) will be payable by Novartis in accordance with the terms and conditions hereof regardless of whether or not a Product is covered by an SGX Patent, provided, that the foregoing acknowledgement shall not constitute a waiver of any claim by Novartis against SGX for a breach by SGX of this Agreement.

10.	INTELLECTUAL PROPERTY RIGHTS

10.1	Ownership of Inventions.
(a)	All inventions arising from the Parties’ activities under this Agreement, including Patent Rights and other intellectual property rights covering such inventions (collectively, “Inventions”), made solely by employees or consultants of a Party shall be owned by such Party.

(b)	All Inventions made jointly by employees or consultants of both Parties shall be owned jointly by the Parties.

(c)	Determination of inventorship shall be made in accordance with US patent laws.

(d)	SGX’s rights in any Inventions made under this Agreement and its interest in any Inventions owned jointly by the Parties shall be included in the SGX Intellectual

*** Confidential Treatment Request

Property for the purposes of this Agreement. Novartis’ rights in any Inventions made under this Agreement and its interest in any Inventions owned jointly by the Parties shall be included in the Novartis Intellectual Property for the purposes of this Agreement.
(e)	In the event of any disagreement between the Parties regarding the inventorship or ownership of any Invention, the Parties shall refer such dispute to a neutral Third Party patent attorney or other appropriately qualified person who is neither a current or former employee or director of, nor a current or former consultant or outside counsel to, either Party and who is mutually agreed upon by the Parties.
10.2	Patent Prosecution.
(a)	The SGX Patents in existence as of the Effective Date are listed in Exhibit 3 hereto. The Parties shall update such Exhibit as appropriate (at least once per Calendar Quarter) to add to Exhibit 3 each SGX Patent filed after the Effective Date.

(b)	For purposes of this Agreement, “Joint Product Patents” means the Patent Rights owned jointly by SGX and Novartis that claim any Collaboration Compound, Product or Non-BCR-ABL Product or the manufacture or use of any Collaboration Compound, Product or Non-BCR-ABL Product under development or commercialization under this Agreement; provided, that solely for purposes of this Section 10, “Joint Product Patents” shall also include such Patent Rights that are owned solely by Novartis. “Joint Non-Product Patents” means all Patent Rights owned jointly by SGX and Novartis that are not Joint Product Patents.

(c)	SGX will be solely responsible, in consultation with Novartis, for filing, prosecuting and maintaining the SGX Patents with Novartis having the right to review and comment on strategic decisions and drafts of substantive patent submissions with respect thereto. SGX will keep Novartis regularly and fully informed of the status of such SGX Patents and provide copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. All reasonable Patent

Costs incurred by SGX for such work undertaken by SGX after the Effective Date shall be reimbursed by Novartis quarterly in arrears, payable in accordance with Section 9.7.
(d)	Novartis will be solely responsible for filing, prosecuting and maintaining any Patent Rights owned solely by Novartis at its own expense.

(e)	Novartis will be responsible for filing, prosecuting and maintaining the Joint Product Patents, with SGX having the right to review and comment on drafts of substantive patent submissions with respect thereto. Novartis will keep SGX regularly and fully informed of the status of such Joint Product Patents and provide copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. SGX will assist Novartis in connection with the prosecution and maintenance of such Joint Product Patents, including by providing access to relevant Persons and executing all required documentation. If a Patent Right that was initially a Joint Non-Product Patent subsequently becomes a Joint Product Patent, Novartis will take over responsibility for the filing, prosecution and maintenance of such Patent Right to the extent it was not already the Responsible Party (as defined below).

(f)	The JRC shall decide on a case-by-case basis which Party will be primarily responsible (the “Responsible Party”) for filing, prosecuting and maintaining Joint Non-Product Patents, and the other Party shall have the right to review and comment on drafts of substantive patent submissions with respect thereto. The Responsible Party will keep the other Party regularly and fully informed of the status of such Joint Non-Product Patents and provide copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. At the Responsible Party’s reasonable request, the other Party will assist the Responsible Party in connection with the prosecution and maintenance of such Joint Non-Product Patents, including by providing access to relevant Persons and executing all required documentation. [***] the costs of filing, prosecuting and maintaining the Joint
Non-Product Patents. If a Patent Right that was initially a Joint

*** Confidential Treatment Request

Product Patent subsequently becomes a Joint Non-Product Patent, the JRC shall decide which Party will be primarily responsible for filing, prosecuting and maintaining such Patent Right. In the event that the Responsible Party wishes to cease prosecution and/or maintenance of any Joint Non-Product Patent, [***] with respect to a Joint Non-Product Patent, such Party shall provide the other Party with prompt written notice thereof, and the other Party shall have the right, in its discretion, to assume responsibility for such Joint Non-Product Patent [***], in which event such Joint Non-Product Patent will be assigned solely to the continuing Party, but the non-continuing Party and its Affiliates shall have a non-exclusive license under such Joint Non-Product Patent in perpetuity.
(g)	Novartis shall give timely notice to SGX of any decision not to file applications for, or to cease prosecution and/or maintenance of any Joint Product Patent, [***], on a country-by-country basis and, with regard to any such Joint Product Patent, shall permit SGX, at its sole discretion and expense, to file or to continue prosecution or maintenance of such Joint Product Patent. If Novartis discontinues [***]. If SGX assumes responsibility for any Joint Product Patent pursuant to this Section, the Patent Right shall be deemed a Joint Non-Product Patent; provided, however, that if Novartis [***], such Patent Right will be assigned solely to SGX as provided in Section 10.2(f). Novartis will provide such notice at least ninety (90) days prior to any filing [***] due date, or any other due date that requires action, in connection with such Patent Right.

(h)	The Parties agree that Joint Product Patents shall be exclusively licensed to Novartis in accordance with the terms of this Agreement and neither Party will use, or license or assign to any Third Party, any rights to the Joint Product Patents (except as otherwise permitted by this Agreement) without the other Party’s prior written

*** Confidential Treatment Request

consent. The Parties agree that Joint Non-Product Patents shall be included in the exclusive license to Novartis pursuant to Section 2.1 solely for the purpose of manufacturing, developing and commercializing Collaboration Compounds and Products in accordance with the terms of this Agreement, but that each Party may use, or license to any Third Party, any rights to the Joint Non-Product Patents for any other purpose without the other Party’s prior written consent, provided that neither Party shall assign to any Third Party its interest in any Joint Non-Product Patent (except as contemplated by Section 18.1) without the other Party’s prior written consent (not to be unreasonably withheld or delayed).

(i)	The Parties agree that the costs for filing, prosecuting and maintaining the SGX Patents and the Joint Product Patents will be borne by Novartis.
10.3	Patent Infringement.
(a)	Each Party will promptly notify the other of any infringement by a Third Party of any SGX Patent, Joint Product Patent or Joint Non-Product Patent of which it becomes aware, including any “patent certification” filed by a Third Party FDA application which references the foregoing (collectively “Third Party Infringement”). The Parties will consult with each other through the JSC to determine the response to any Third Party Infringement.

(b)	Novartis will have the first right to take any action in connection with the Third Party Infringement as it reasonably determines appropriate, and SGX shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(c)	If Novartis fails to bring an action or proceeding with respect to, or to terminate, Third Party Infringement of any such SGX Patent, Joint Product Patent or Joint Non-Product Patent (i) within ninety (90) days following SGX’s notice of alleged infringement pursuant to Section 10.3(a) or (ii) prior to ninety (90) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, SGX shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Novartis shall have the right, at its own expense, to be represented in any such action by counsel of its own choice; provided, however, that if Novartis notifies SGX in writing prior to ninety (90) days before such time limit for the filing of any such action that Novartis intends to file such action before the time limit, then Novartis shall be obligated to file such action before the time limit, and SGX will not have the right to bring and control such action.

(d)	In no event shall either Party, through any court action or proceeding, any settlement arrangement or any proceeding, filing or communication with any patent office, admit the invalidity of, or otherwise impair the other Party’s rights in, any SGX Patent, Joint Product Patent or Joint Non-Product Patent, without the other Party’s prior written consent.

(e)	At the request and expense of the Party controlling a Third Party Infringement action, the other Party shall provide reasonable assistance in connection therewith, including by executing any required documents and joining as a party to the action if required.

(f)	Unless otherwise agreed to by the Parties as part of any cost-sharing arrangement, any recoveries resulting from an action relating to a claim of Third Party Infringement (after payment of each Party’s costs and expenses) will be retained by the Party that brought and controlled such action; provided, however, that any portion of such recovery (after payment of each Party’s costs and expenses) that is attributable to compensatory damages with respect to Products shall be paid to or retained by Novartis, subject to a royalty payment to SGX equal to the amount that would be due if such amount were Net Sales under this Agreement.
10.4	Defense of Actions. In the event that a declaratory judgment or similar action alleging the invalidity or non-infringement of any of the SGX Patents, Joint Product Patents or Joint Non-Product Patents is initiated by any Third Party, each Party will promptly notify the other. The Parties will consult with each other through the JSC to determine the response to such claim. If the JSC fails to agree on a joint program of action, Novartis shall have the right to defend and control such action and, at Novartis’ request and expense, SGX shall provide reasonable assistance to Novartis in connection therewith, including by executing any required documents and joining as a party to the action if required. Novartis shall give SGX timely notice of any proposed settlement of any such proceeding relating to an SGX Patent, Joint Product Patent or Joint Non-Product Patent and shall not enter into such settlement admitting the invalidity of, or otherwise impairing SGX’s rights in, such Patent Rights without the prior written consent of SGX. If Novartis fails to defend and control such action with respect to any such SGX Patent, Joint Product Patent or Joint Non-Product Patent prior to ninety (90) days before the time limit, if any, set forth in the appropriate laws and regulations for response to such action, SGX shall have the right to defend and control such action at its own expense and by counsel of its own choice, and, at SGX’s request and expense, Novartis shall provide reasonable assistance to SGX in connection therewith, including by executing any required documents and joining as a party to the action if required. SGX shall give Novartis timely notice of any proposed settlement of any such proceeding relating to an SGX Patent, Joint Product Patent or Joint Non-Product Patent and shall not enter into such settlement admitting the invalidity of, or otherwise impairing Novartis’ rights in, such Patent Rights without the prior written consent of Novartis.
10.5	Trademarks. Novartis shall have the right to brand the Products using Novartis related trademarks and trade names and any other trademarks and trade names it determines appropriate for the Product, which may vary by country or within a country (“Product Marks”). Novartis shall own all rights in the Product Marks and register and maintain the Product Marks in the countries and regions it determines reasonably necessary. Notwithstanding the foregoing, Novartis shall use, in connection with all packaging, literature, labels and other printed matters, to the extent permitted by law, the statement with a reasonable degree of prominence that the Product is licensed from SGX, together, solely in Territory in which the Product is being co-commercialized pursuant to Section 7, with the SGX name or logo (“SGX Mark”); provided, however, that Novartis’ obligation under this sentence shall not apply to any primary packaging of the Product (i.e., packaging that is in direct contact with the Product or the Product itself, including but not limited to vials, blister packs, tablets and capsules, other than pill bottles). In such event, SGX will grant Novartis the non-exclusive, royalty-free right to use the SGX Mark in connection with the foregoing. SGX or an Affiliate of SGX shall retain the ownership of the entire right, title and interest in and to the SGX Mark, and all goodwill associated with or attached to the SGX Mark arising out of the use thereof by Novartis, its Affiliates and sublicensees shall inure to the benefit of SGX. Novartis agrees that it will not contest, oppose or challenge SGX’s ownership of the SGX Mark. Novartis agrees that it will not at any time do or suffer to be done any act or thing that will in any way impair SGX’s ownership of or rights in and to the SGX Mark or any registration thereof. Novartis agrees that in using SGX Mark upon any Product packaging, labeling, advertising or promotional materials, it will not represent in any way that it has any right or title to the ownership of the SGX Mark or the registration thereof. Novartis shall obtain the prior written approval (not to be unreasonably withheld or delayed) of the form and manner in which the SGX Mark will be used upon or in relation to the Products or any packaging, labels, containers, advertisements and other materials related thereto (provided that, if the particular form and manner of use of the SGX Mark has been previously approved, no additional approval is required for a subsequent use of the SGX Mark in the same form and manner).
10.6	Drug Price Competition and Patent Term Restoration Act.
(a)	The Parties agree to cooperate in an effort to avoid loss of any Patent Rights which may otherwise be available to the Parties hereto under the provisions of the Drug Price Competition and Patent Term Restoration Act of 1984 or comparable laws outside the United States, including by executing any documents as may be reasonably required. In particular, the Parties shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country and region where applicable to the SGX Patents or Joint Product Patents. SGX shall provide all reasonable assistance to Novartis, including permitting Novartis to proceed with applications for such in the name of SGX, if so required.

(b)	The Parties shall cooperate in determining which SGX Patents, if any, the Parties will attempt to extend, which determination shall be made by Novartis.

(c)	SGX shall provide reasonable assistance to Novartis, including by executing any required documents and providing any relevant patent information to Novartis, so that Novartis, as NDA or MAA applicant, may inform the FDA or other Regulatory Authority.
11. EXCLUSIVITY
11.1	Exclusivity
(a)	During the Exclusivity Period, neither SGX nor Novartis shall alone or in collaboration with a Third Party research, develop, commercialize, distribute, market or sell (or license or otherwise grant rights to a Third Party to do any of the foregoing) in the Territory a [***], other than pursuant to this Agreement and except, [***]. Notwithstanding the foregoing, a Party may, alone or in collaboration with a Third Party, conduct any of the foregoing activities so long as such activities do not have any goal directed to identifying or discovering [***], provided, that any [***] which results from such activities shall not be further developed or commercialized, including pursuant to a license to or collaboration with a Third Party, at any time (whether during or after the Exclusivity Period) by a Party or such Third Party collaborator, unless otherwise agreed by the Parties.
11.2	Acquired [***]
(a)	If a Party (the “Subject Party”) acquires or merges with or into a Third Party in a transaction which, in the case of SGX, does not constitute a Change of Control or, in the case of Novartis, either does or does not constitute a Change of Control, and the entity which the Subject Party acquires or is acquired by or with which it merges is researching, developing or commercializing (or collaborating with a Third Party with respect thereto) a [***] (an “Acquired [***], then:
     (i) The Subject Party shall notify the other Party in writing within [***] of the consummation of such acquisition or merger, and
*** Confidential Treatment Request

such notice shall inform the other Party whether or not the Subject Party has exercised its right pursuant to clause (ii) below to elect that such Acquired [***] shall be deemed a Collaboration Compound hereunder.
     (ii) The Subject Party shall have the right to elect that such Acquired [***] shall be deemed a Collaboration Compound hereunder by providing the notice of such election pursuant to clause (i) above.
     (iii) In the event that an Acquired [***] is included in the Collaboration, then such Acquired [***] shall be deemed a Collaboration Compound hereunder and (i) if SGX is the Subject Party, such Acquired [***] shall be deemed an SGX Compound or (ii) if Novartis is the Subject Party, such Acquired [***] shall be deemed a Novartis Compound.
(b)	In the event that an Acquired [***] is not included in the Collaboration, the Subject Party shall use reasonable commercial efforts to [***] its rights to such Acquired [***] as soon as is practicable. In the event the Subject Party is unable to [***] Acquired [***] after having acquired such Acquired [***] despite having used reasonable commercial efforts to do so, such Party shall not directly or indirectly conduct any further research, development or commercialization activities with respect to such Acquired [***] until the Exclusivity Period has expired. Notwithstanding the foregoing, the Subject Party shall be permitted to [***] Acquired [***] was acquired.

(c)	In the event of a Change of Control of SGX with any Third Party other than a Major Pharmaceutical Company, and, as of the time such transaction is consummated, such Third Party or any Affiliate thereof is researching, developing or commercializing (or collaborating with a Third Party with respect thereto) a [***], then at
*** Confidential Treatment Request

the election of SGX and/or such Third Party exercisable within thirty (30) days after consummation of such transaction, either (i) the provisions of Sections 11.2(a) and (b) shall apply to SGX and such Third Party or (ii) Novartis shall have all rights of Novartis under the provisions of Section 14.4 as if such Third Party were a Major Pharmaceutical Company. In the event that SGX and/or such Third Party do not make such election within such thirty (30) day period, then SGX and such Third Party shall be irrevocably deemed to have elected clause (i) above.
11.3	Actions and Omissions of Affiliates. For purposes of this Section 11, any act or activity undertaken, or failure to act, by an Affiliate of a Party, which, if committed by such Party would constitute a breach of this Section 11, shall constitute a breach by such Party.

11.4	Reservation of Rights. For the avoidance of doubt and notwithstanding any other provision of this Agreement, nothing in this Agreement shall be construed to limit, restrict or subject to any payment or obligation of any type whatsoever [***].
12. CONFIDENTIALITY
12.1	Duty of Confidence. All Confidential Information disclosed by a Party or its Affiliates to the other Party or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party. The recipient Party may only use the Confidential Information for the purposes of this Agreement and pursuant to the rights granted to the recipient Party under this Agreement. Each Party shall hold as confidential such Confidential Information of the other Party or its Affiliates in the same manner and with the same protection as such recipient Party maintains its own confidential information, but no less than a reasonable standard of care. A recipient Party may only disclose Confidential Information of the other Party to employees, agents, contractors, consultants and advisers of the Party and its Affiliates, licensees and sublicensees and to Third Parties to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound to maintain the confidentiality of the
*** Confidential Treatment Request

Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.
12.2	Exceptions. The mutual obligations under this Section shall not apply to any information to the extent the recipient Party can demonstrate by competent evidence that such information:
(a)	is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the recipient Party or its Affiliates;

(b)	was known to, or was otherwise in the possession of, the recipient Party or its Affiliates prior to the time of disclosure by the disclosing Party;

(c)	is disclosed to the recipient Party or an Affiliate on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party or any of its Affiliates; or

(d)	is independently developed by or on behalf of the recipient Party or its Affiliates, as evidenced by its written records, without reference to the Confidential Information disclosed by the disclosing Party or its Affiliates under this Agreement.
12.3	Authorized Disclosures.
(a)	In addition to disclosures allowed under Section 13.1, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is necessary in the following instances: (i) filing or prosecuting Patent Rights as permitted by this Agreement; (ii) regulatory filings for Products such Party has a license or right to develop hereunder; (iii) prosecuting or defending litigation as permitted by this Agreement; (iv) complying with applicable court orders or governmental regulations; and (v) disclosure to consultants, investors, bankers, lawyers, accountants, agents or other Third Parties in connection with due diligence or similar investigations by such Third Parties, provided, in each case, that any such consultant, investor, banker, lawyer, accountant, agent or Third Party is bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.
(b)	In the event Novartis or any of its Affiliates discloses Confidential Information of SGX to any Regulatory Authority to obtain Marketing Authorization for any Product, or discloses such information in connection with the filing of a patent application or the prosecution and maintenance of any patent, Novartis shall give written notice of such disclosure to SGX, and, if requested, a copy of such disclosure, and shall, at SGX’s expense, attempt to obtain confidential treatment for such disclosure to the extent permitted by law or regulation.

(c)	In the event the recipient Party is required to disclose Confidential Information of the disclosing Party by law or in connection with bona fide legal process, such disclosure shall not be a breach of this Agreement; provided that the recipient Party (i) informs the disclosing Party as soon as reasonably practicable of the required disclosure, (ii) limits the disclosure to the required purpose, and (iii) at the disclosing Party’s request and expense, attempts to object to or limit the required disclosure.

(d)	In the event of a disclosure required by law, governmental regulation or the rules of any recognized stock exchange or quotation system, the Parties shall coordinate with each other with respect to the timing, form and content of such required disclosure, and, if so requested by the other Party, the Party subject to such obligation shall use reasonable commercial efforts to obtain an order protecting to the maximum extent possible the confidentiality of such provisions of this Agreement as reasonably requested by the other Party. If the Parties are unable to agree on the form or content of any required disclosure, such disclosure shall be limited to the minimum required, as determined by the disclosing Party in consultation with its legal counsel.

13. PUBLICATIONS AND PUBLICITY
13.1	Publications.
(a)	Prior to such time as a Collaboration Compound enters a Phase I Study, any oral or written scientific disclosures (e.g., publications, conferences or seminars) by SGX or Novartis regarding such Collaboration Compound shall require the JRC’s written consent prior to their release. Any such scientific disclosure will be submitted to the JRC or the JDC (if the JRC has disbanded) at least sixty (60) days prior to the intended date for disclosure or, with respect to abstracts of oral disclosures, at least ten (10) days prior to the intended date for disclosure. Such disclosure will be amended to take into account any comments or objections the JRC or JDC, as applicable, may have; provided, however, that the JRC or JDC, as applicable, may require such disclosure to be delayed for up to sixty (60) days to allow any relevant patent to be filed. From and after such time as a Collaboration Compound enters a Phase I Study, Novartis shall control all oral and written scientific disclosures (e.g., publications, conferences or seminars) regarding such Collaboration Compound and any Development Candidate or Product incorporating or comprising such Collaboration Compound provided that SGX scientists will be named as co-authors on any key publications arising from work carried out under the Research Program or otherwise relating to a Collaboration Compound, Development Candidate or Product, to the extent that such naming is appropriate under customary scientific publication standards. Notwithstanding the foregoing, neither Party shall be required to name the other Party’s scientists as co-authors with respect to publications which only involve the efforts of such Party’s scientists.

(b)	Notwithstanding any other provisions of this Agreement, Novartis and/or any of its Affiliates shall have the right to disclose, publish and have published the existence of, and the results from, any clinical trials conducted under this Agreement in accordance with its standard policies; provided, however, that Novartis shall, wherever practicable, provide SGX a reasonable opportunity to review in advance any such disclosure or publication and will reasonably consider any SGX comments thereon.

SGX and/or any of its Affiliates shall have the right to disclose, publish and have published the existence of, and the results from, any clinical trials conducted under this Agreement upon prior review and approval by the JSC.
13.2	Publicity. Each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing the existence of this Agreement, the terms hereof or any information relating to this Agreement (provided that disclosure of Confidential Information and scientific disclosures will be governed by Sections 12 and 13.1, respectively) without the prior written consent of the other Party, provided however, that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to law or governmental regulation or pursuant to the rules of any recognized stock exchange or quotation system. A Party who desires to issue a press release or make any other public disclosure relating to this Agreement shall notify the other in writing at least ten (10) Business Days (or such shorter period where legally required) before the time of the proposed release. Such Party shall provide a draft of any of the proposed documents containing any such reference (including without limitation, a copy of this Agreement or any excerpt hereof, proposed to be filed with any securities regulatory authority or any securities exchange) to the other Party and its counsel in sufficient time for review of such documents. In the event such other Party objects to any such reference, the applicable document will be modified to such Party’s reasonable satisfaction.
14. TERM AND TERMINATION
14.1	Term. The term of this Agreement (the “Term”) will commence on the Effective Date, and subject to earlier termination in accordance with the other Sections of this Article 14, shall expire on the date of the expiration of the last-to-expire Royalty Term.
14.2	Termination For Cause.
(a)	If either Novartis or SGX is in material breach of any material obligation hereunder, the non-breaching Party may give written notice to the breaching Party specifying the claimed particulars of such breach, and in such event, if the breach is not cured within ninety (90) days after such notice (thirty (30) days in the event of failure to make any payment when due), the non-breaching Party shall have the rights thereafter to terminate this Agreement immediately by giving written notice to the breaching Party to such effect provided, however that if such breach (other than failure to make any payment when due) is capable of being cured but cannot be cured within such ninety (90) day period and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party shall have such additional period as is reasonable in the circumstances to cure such breach. Any termination by any Party under this Section 14.2, shall be without prejudice to any damages or other legal or equitable remedies to which it may be entitled from the other Party.
(b)	Either SGX or Novartis may terminate this Agreement immediately upon written notice to the other Party if such other Party becomes insolvent, makes or has made an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against such Party (except for involuntary bankruptcy proceedings which are dismissed within ninety (90) days) or has a receiver or trustee appointed for substantially all of its property.
Novartis’ rights under this Agreement shall include, without limitation, those rights afforded by 11 U.S.C. § 365(n) of the United States Bankruptcy Code (the “USBC”) and any successor thereto, if applicable. If the bankruptcy trustee of SGX as a debtor or debtor-in-possession rejects this Agreement under 11 U.S.C. § 365(o) of the USBC, Novartis may elect to retain its rights licensed from SGX hereunder (and any other supplementary agreements hereto) for the duration of this Agreement and avail itself of all rights and remedies to the full extent contemplated by this Agreement and 11 U.S.C. § 365(n) of the USBC, and any other relevant laws.
14.3	Termination By a Party.
(a)	Novartis may terminate this Agreement at any time after [***] days’ prior written notice to SGX, in the event that Novartis
*** Confidential Treatment Request

reasonably determines that further development of any and all Collaboration Compounds and Product(s) is not viable for competitive, efficacy or safety reasons.

(b)	SGX may terminate this Agreement upon [***] days’ prior written notice in the event of a Final Determination that Novartis has ceased using reasonable commercial efforts pursuant to Section 6.5 hereof.
14.4	Change of Control. In the event of a Change of Control of SGX which involves a Major Pharmaceutical Company or in the event that SGX or a Third Party elects to make this Section 14.4 operational pursuant to Section 11.2(c), then [***] and Novartis may, by giving [***] days prior written notice to SGX (or the successor entity), terminate any or all of SGX’s rights under [***] and all other terms of this Agreement shall continue to apply. In the event of a termination of this Agreement in part pursuant to this Section 14.4, Novartis shall provide to SGX during the remaining term of the Agreement, semi-annual updates, in summary form, of Novartis’ material research, development and commercialization activities with respect to Collaboration Compounds and Products.

15.	EFFECT OF TERMINATION.

15.1	Termination by Novartis for Cause. Upon termination of this Agreement by Novartis pursuant to Section 14.2: (a) any licenses granted by Novartis to SGX (excluding any license granted under Section 10.2(f)) will terminate and revert to Novartis and all rights of SGX to participate in research, development and commercialization activities in the Collaboration, including the rights under Sections 4.2 (JSC), 4.3 (JRC), 4.4 (JDC) and 7 (Co-Commercialization), will terminate; (b) notwithstanding the provisions of [***], (i) Novartis, at its election, shall have the right to take over responsibility [***] and Novartis shall keep SGX regularly and fully informed as to [***]
*** Confidential Treatment Request

[***]; provided that Novartis will provide SGX with [***] notice before [***], and (ii) in the event of such election, SGX shall promptly cooperate with [***]; and (c) all other terms of this Agreement shall continue to apply, including all licenses and other rights granted by SGX to Novartis, subject to the obligation to pay Milestone Payments and Royalties in accordance with Sections 8 and 9, provided, that (i) the provisions of [***] shall no longer apply and (ii) the [***] provided further that, if [***].

15.2	Termination by SGX for Cause; Termination by Novartis for Failure of all Compounds and Products or Termination by SGX for Failure to Use Reasonable Commercial Efforts. Upon termination of this Agreement by SGX pursuant to Section 14.2 or Section 14.3(b) or by Novartis pursuant to Section 14.3(a):
(a)	any licenses granted by either Party to the other (excluding any license granted under Section 10.2(f) and, solely in the event of termination of this Agreement by Novartis under Section 14.3(a), the Screening License) will terminate and revert to the granting Party, and all other rights and obligations of the Parties under this Agreement shall terminate;

(b)	Novartis shall, and it hereby does, grant to SGX a non-exclusive, worldwide, fully-paid, irrevocable and perpetual license, including the right to sublicense, under Novartis’ interest in the [***], to develop, make, have made, use, sell, have sold, offer for sale and import SGX Compounds and Products related thereto;
*** Confidential Treatment Request

(c)	SGX will have an exclusive right of first negotiation, exercisable by written notice to Novartis at any time within [***] days of such termination, to obtain a worldwide, exclusive, royalty-bearing license, with the right to sublicense, under the [***], to develop, make, have made, use, sell, have sold, offer for sale and import SGX Compounds and Products related thereto on commercially reasonable terms to be negotiated in good faith by the Parties for up to [***] days following exercise of such right of first negotiation;

(d)	any exclusive license granted to SGX as described in Section 15.2(c) will include the right to use clinical and regulatory data and information generated by Novartis pursuant to activities under this Agreement for regulatory purposes relating to the Products; and

(e)	any exclusive license agreement entered into as described in Section 15.2(c) will provide for Novartis to transfer and assign to SGX all of its right, title and interest in and to all US and foreign regulatory submissions and Marketing Authorizations with respect to the SGX Compounds and Products related thereto and all drug master files and drug dossiers with respect to the SGX Compounds and Products related thereto (other than those related to manufacturing facilities).

(f)	For the avoidance of doubt, in any such event, Novartis and its Affiliates shall retain all rights to [***] (and any Products derived therefrom), subject to Novartis’ obligations under Section 8 in respect of Development Milestones and Royalties in respect thereof.

(g)	Notwithstanding the other provisions of this Section 15.2, Novartis may at its option elect to exclude any [***] which covers [***] technology for a Collaboration Compound or Product from any license granted by Novartis pursuant to this Section 15.2. In such event, to the extent the applicable Collaboration Compound or Product cannot be obtained by SGX without unreasonable effort or expense, subject to agreement on a mutually acceptable supply
*** Confidential Treatment Request

agreement with customary terms and conditions (including price based on [***]), Novartis will supply or cause to be supplied by a Third Party manufacturer SGX’s requirements of such Collaboration Compound or Product.
15.3	Existing Stocks. In the event of termination of this Agreement other than by SGX pursuant to Section 14.2(a), Novartis, its Affiliates and its licensees and sublicensees shall be entitled to continue to sell existing stocks of the Products in the Territory for a period of not longer than six (6) months following the date of termination, provided that, Novartis pays SGX any Royalties due in respect of such sales in accordance with the provisions of this Agreement.

15.4	Survival. Expiration or termination of this Agreement shall not relieve the Parties of any right or obligation accruing prior to such expiration or termination, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this Agreement to survive such termination or expiry. Without limiting the foregoing, and notwithstanding anything to the contrary herein, Sections 1, 9.6, 10.1, 10.2(f) (last sentence only), 11 (other than (a) as provided in Section 14.4 or (b) in the event of termination due to breach or bankruptcy of a Party, in which case Section 11 will not survive with respect to the other Party), 13.2, 15 (including the additional sections that survive in accordance with the express terms of Section 15), 16.4, 16.5, 17 and 18 shall survive expiration or termination of this Agreement for any reason. The provisions of Section 12 (Confidentiality) shall survive the termination or expiration of this Agreement for a period of ten (10) years. Each Party will promptly return, or at the other Party’s option, destroy any Confidential Information of the other Party in tangible form in its possession, custody or power except for such records as may be required to be retained by any national or local laws, rules or regulations.

15.5	Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available except as agreed to otherwise herein.
*** Confidential Treatment Request

16.	REPRESENTATIONS, WARRANTIES AND COVENANTS

16.1	Representations and Warranties by Each Party. Each Party represents and warrants to the other as of the Effective Date that:
(a)	it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

(b)	it has full corporate power and authority to execute, deliver, and perform this Agreement, and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

(c)	this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity);

(d)	the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not (i) conflict with or result in a breach of any provision of its organizational documents, (ii) result in a breach of any agreement to which it is a party; or (iii) violate any law;

(e)	no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Party or its Affiliates for which the other Party or its Affiliates will be liable; and

(f)	(i) Neither such Party nor to the knowledge of such Party any employee, agent or subcontractor of such Party involved or to be involved in any activities performed hereunder has been (A) convicted of an offense related to any federal or state health care program; (B) excluded or is otherwise ineligible for Federal or State health care program participation or (C) debarred under Subsection (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 USC 335a); (ii) no Person who is known to have been debarred under Subsection (a) or (b) of Section 306 of said Act will be employed by such Party in the performance of any activities hereunder; and (iii) no Person on any of the following FDA Clinical Investigator enforcement lists, including, but not limited to, the (1) Disqualified/Totally Restricted List, (2) Restricted List and (3) Adequate Assurances List, will participate in the performance of any activities hereunder. Such Party further certifies that if, at any time after execution of this Agreement, it becomes aware that it or any employee, agent or subcontractor of such Party who participated, or is participating, in the performance of any activities hereunder is on, or is being added to the FDA Debarment List or any of the three (3) FDA Clinical Investigator Restriction Lists, it will provide notice of this to the other Party within two (2) Business Days of its becoming aware of this fact.
16.2	Representations and Warranties by SGX. SGX represents and warrants to Novartis as of the Effective Date that:
(a)	Exhibit 3 sets forth a complete and accurate list of all SGX Patents in existence as of the Effective Date;

(b)	SGX is the sole and exclusive owner or exclusive licensee, free and clear of all liens, claims and encumbrances, of all of the SGX Patents listed on Exhibit 3 as of the Effective Date and SGX is listed (or is in the process of becoming listed) in the records of the appropriate United States and/or foreign governmental agencies as the sole and exclusive owner of record or exclusive licensee for each registration, grant and application included in such SGX Patents;

(c)	SGX has the right to grant to Novartis the licenses under the SGX Intellectual Property that it purports to grant hereunder free and clear of all liens, claims and encumbrances;

(d)	SGX has the right to use and disclose and to enable Novartis to use and disclose (in each case under appropriate conditions of confidentiality) the SGX Know-How;

(e)	to the knowledge of SGX, SGX has not committed any act, or omitted to commit any act, that would cause the SGX Patents Rights to expire prematurely or be declared invalid or unenforceable;

(f)	except to the extent not yet due, all necessary and material application, registration, maintenance and renewal fees in respect of the SGX Patents in existence as of the Effective Date have been paid and, except to the extent not yet due, all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining such SGX Patents;

(g)	to the knowledge of SGX, there are no claims, judgments or settlements against or material amounts owed by SGX or any of its Affiliates relating to the SGX Patents or the SGX Know-How;

(h)	to the knowledge of SGX, there is no actual infringement or threatened infringement of any SGX Patents or any use by a Third Party of any SGX Know-How which is a trade secret or proprietary to SGX or its Affiliates;

(i)	no claim or action has been brought or, to SGX’s knowledge, threatened by any Person alleging, that the SGX Patents are invalid or unenforceable;

(j)	to SGX’s knowledge, the practice by Novartis of the SGX Intellectual Property in existence as of the Effective Date to develop, manufacture, use and sell the SGX Compounds in accordance with this Agreement does not infringe the issued patents of any Third Party in existence as of the Effective Date;

(k)	SGX has not entered into a government funding relationship that would result in rights to any Collaboration Compound, Development Candidate or Product residing in the U.S. Government, National Institutes of Health or other agency, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in Public Law 96-517 (35 U.S.C. 200-204), as amended, or any similar obligations under the laws of any other country.
16.3	Covenants.
(a)	SGX hereby covenants and agrees with Novartis that, during the Term, (i) it shall own or possess or continue to own or possess all right, title and interest in and to all of the SGX Patents and SGX Know-How free and clear of all liens, claims and encumbrances (other than this Agreement) and (ii) without limiting the generality of clause (i), it covenants and agrees that none of the SGX Patents or SGX Know-How will be pledged, assigned or otherwise conveyed, in whole or in part, to any Person except as is permitted by Section 18.1.
(b)	SGX hereby covenants and agrees with Novartis that, during the Term, it will not enter into any agreement with a Third Party or grant any interest in any SGX Patents, SGX Know-How or Joint Product Patents which conflicts with or is inconsistent with this Agreement or the rights granted to Novartis hereunder.

(c)	Novartis hereby covenants and agrees with SGX that, during the Term, it will not enter into any agreement with a Third Party or grant any interest in any Novartis Patents, Novartis Know-How or Joint Product Patents which conflicts with or is inconsistent with this Agreement or the rights granted to SGX hereunder.
16.4	Limitation.
(a)	Notwithstanding anything contained in this Agreement, SGX gives no warranty and makes no representation that any patent application within the SGX Patents shall proceed to grant or will be valid and enforceable. Except as set forth in Sections 16.2 and 16.3, no warranty, condition, term, undertaking or representation (express or implied, statutory or otherwise) is given by SGX to Novartis in respect of the SGX Intellectual Property, the Product or any other products developed, manufactured, sold or supplied by Novartis using the SGX Intellectual Property and all such warranties, conditions, terms, undertakings and representations are to the extent permitted by law expressly excluded. SGX MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT ANY OF THE RESEARCH, DEVELOPMENT AND/OR COMMERCIALIZATION EFFORTS WITH REGARD TO ANY COLLABORATION COMPOUND, DEVELOPMENT CANDIDATE OR PRODUCT WILL BE SUCCESSFUL.
(b)	SGX acknowledges and agrees that nothing in this Agreement shall be construed as representing an estimate or projection by Novartis of either the number of Products, if any, that may be successfully developed and/or commercialized or anticipated sales of any Product, and that the Milestone Events and Net Sales levels set forth in Sections 8.3, 8.4, Exhibit 4 or elsewhere in this Agreement are merely intended to define the Milestone Payments and Royalty obligations to SGX in the event such Milestone Events and/or Net Sales levels are achieved. NOVARTIS MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY DEVELOP AND/OR COMMERCIALIZE ANY COLLABORATION COMPOUND, DEVELOPMENT CANDIDATE OR PRODUCT OR, IF COMMERCIALIZED, THAT ANY PARTICULAR NET SALES LEVEL OF SUCH PRODUCT WILL BE ACHIEVED.
16.5	No Other Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

17.	INDEMNIFICATION AND LIABILITY

17.1	Indemnification by SGX. SGX shall indemnify and hold Novartis and its Affiliates, and their respective officers, directors, employees, contractors, sublicensees, agents and assigns (each, a “Novartis Indemnified Party”), harmless from and against losses, damages and liabilities, including reasonable attorneys’ fees (collectively, “Losses”), incurred by any Novartis Indemnified Party as a result of any Third Party demands, claims or actions (“Claims”) against any Novartis Indemnified Party arising or resulting from: (a) activities undertaken in connection with the development or commercialization of the Collaboration Compounds and/or Products by SGX or its Affiliates, licensees or sublicensees (including product liability claims); (b) the negligence or willful misconduct of SGX; or (c) the breach of any of the covenants, agreements, warranties and representations made by SGX to Novartis under this Agreement. SGX shall only be obliged to so indemnify and hold Novartis harmless to the extent that such Losses do not arise from the breach, negligence or willful misconduct of Novartis.

17.2	Indemnification by Novartis. Novartis shall indemnify and hold SGX and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns (each, a “SGX Indemnified Party”), harmless from and against Losses incurred by any SGX Indemnified Party as a result of any Claims against any SGX Indemnified Party arising or resulting from: (a) activities undertaken in connection with the development or commercialization of the Collaboration Compounds and/or Royalty-Bearing Products by Novartis or its Affiliates, licensees or sublicensees under this Agreement (including product liability claims); (b) the negligence or willful misconduct of Novartis; or (c) the breach of any of the covenants, agreements, warranties and representations made by Novartis to SGX under this Agreement. Novartis shall only be obliged to so indemnify and hold SGX harmless to the extent that such Claims do not arise from the breach, negligence or willful misconduct of SGX.

17.3	Indemnification Procedure — Third Party Claims.
(a)	Any Novartis Indemnified Party or SGX Indemnified Party seeking indemnification hereunder (“Indemnified Party”) shall notify the Party against whom indemnification is sought (“Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any Claim in respect of which the Indemnified Party intends to base a claim for indemnification hereunder, but the failure or delay so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Claim is adversely affected thereby.

(b)	Subject to the provisions of sub-Sections (d) and (e) below, the Indemnifying Party shall have the right, upon written notice given to the Indemnified Party within thirty (30) days after receipt of the notice from the Indemnified Party of any Claim to assume the defense and handling of such Claim, at the Indemnifying Party’s sole expense, in which case the provisions of sub-Section (c) below shall govern.

(c)	The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense and handling of such Claim, and the Indemnifying Party shall defend or handle the same in consultation with the Indemnified Party, and shall keep the Indemnified Party timely apprised of the status of such Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or would involve any admission of wrongdoing on the part of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party, at the request and expense of the Indemnifying Party, and shall be entitled to participate in the defense and handling of such Claim with its own counsel and at its own expense.

(d)	Notwithstanding the foregoing, in the event, the Indemnifying Party fails to conduct the defense and handling of any Claim in good faith after having assumed such or the Indemnifying Party does not give written notice to the Indemnified Party, within thirty (30) days after receipt of the notice from the Indemnified Party of any Claim, of the Indemnifying Party’s election to assume the defense and handling of such Third

Party Claim, the Indemnified Party may, at the Indemnifying Party’s expense, select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Claim and defend or handle such Claim in such manner as it may deem appropriate, provided, however, that the Indemnified Party shall keep the Indemnifying Party timely apprised of the status of such Claim and shall not settle such Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Claim, the Indemnifying Party shall cooperate with the Indemnified Party, at the Indemnified Party’s request but at no expense to the Indemnified Party, and shall be entitled to participate in the defense and handling of such Claim with its own counsel and at its own expense.
17.4	Special, Indirect and Other Losses. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR ANY ECONOMIC LOSS OR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT FOR LIABILITY TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM (AS DEFINED IN SECTION 17.1). NOTWITHSTANDING THE ABOVE, A PARTY MAY BE LIABLE FOR ACTUAL, SPECIAL, INDIRECT AND/OR CONSEQUENTIAL DAMAGES (BUT NOT FOR INCIDENTAL OR PUNITIVE DAMAGES OR FOR ANY ECONOMIC LOSS OR LOSS OF PROFITS) SUSTAINED BY THE OTHER PARTY AS A RESULT OF A BREACH BY SUCH PARTY OF ANY OF THE CONFIDENTIALITY PROVISIONS IN SECTION 12. THE PARTIES AGREE THAT PAYMENTS ACCRUED AND PAYABLE UNDER SECTIONS 5.5 AND 8, TO THE EXTENT NOT PAID AS AND WHEN REQUIRED PURSUANT TO THIS AGREEMENT, ARE GENERAL DAMAGES (NOT SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ECONOMIC LOSSES OR LOST PROFITS).

18.	GENERAL PROVISIONS

18.1	Assignment. Neither Party may assign its rights and obligations under this Agreement without the other Party’s prior written consent, except that (a) either Party may assign its rights and obligations under this Agreement or any part hereof to one or more of its Affiliates without the consent of any other Party; and (b) either Party may assign this Agreement in its entirety to a successor to all or substantially all of its business (subject to Sections 11.2 and 14.4). Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any attempted assignment in contravention of the foregoing shall be void.

18.2	Extension to Affiliates. Each Party shall have the right to extend the rights and immunities granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement, except this right to extend, shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the Party extending such rights and immunities. The Party extending the rights and immunities granted hereunder shall remain primarily liable for any acts or omissions of its Affiliates.

18.3	Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

18.4	Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, USA, without giving effect to the conflicts of laws provision thereof.

18.5	Force Majeure. Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder (other than performance of payment obligations) if such delay or nonperformance is caused by strike, stoppage of labor, lockout or other labor trouble, fire, flood, accident, war, act of terrorism, act of God or of the government of any country or of any local government, or by cause unavoidable or beyond the control of any Party hereto. In such event, the Party affected will use commercially reasonable efforts to resume performance of its obligations.

18.6	Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

18.7	Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between SGX and Novartis, or to constitute one as the agent of the other. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other. Neither this Agreement nor any of the transactions contemplated by this Agreement shall be construed as a partnership for any tax purposes. Moreover, each of the Parties agrees not to construe this Agreement, or any of the transactions contemplated by this Agreement, as a partnership for any tax purposes. Neither SGX nor its employees, agents or representatives are employees of Novartis. SGX retains the sole right to hire, discipline, evaluate and terminate its own employees and to set their hours, wages and terms and conditions of employment in accordance with law and SGX’s obligations herein. Novartis shall have no responsibility or liability to the extent that any income, employment or other similar taxes required to be withheld and/or paid with respect to all activities performed by SGX hereunder are not timely paid by SGX directly to the appropriate governmental agency. The employees, representatives or agents of SGX are not entitled to and will not receive from Novartis in connection with activities performed by them hereunder, any benefits normally provided by Novartis to its employees. SGX agrees to defend, indemnify and hold Novartis harmless against any claim that Novartis is jointly or severally liable or obligated to SGX’s employees, agents, employees’ representative, a benefit plan or any governmental fund or other Person related to SGX’s employees on the basis of a statute, regulation or common law duty relating to employment.

18.8	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

18.9	Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is sent by an internationally recognized overnight delivery service (receipt requested), or (c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a Party may designate by notice):
If to SGX: SGX Pharmaceuticals, Inc.
10505 Roselle Street,
San Diego, CA 92121
Attention: Chief Executive Officer
Fax: (858) 558-4859
Copy to: Legal Department
Fax: (858) 558-4859
If to Novartis: Novartis Institutes for BioMedical Research, Inc.
400 Technology Square
Cambridge, Massachusetts 02139
Attention: Robert L. Thompson, Vice President and General Counsel
Fax: (617) 871-3354

18.10	Further Assurances. Novartis and SGX hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

18.11	Compliance with Law. Each Party shall perform its obligations under this Agreement in accordance with all applicable laws. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any applicable law.

18.12	No Third Party Beneficiary Rights. Subject to Section 18.13, this Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

18.13	Entire Agreement. This Agreement, together with its Exhibits, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter. In the event of any conflict between a substantive provision of this Agreement and any Exhibit hereto, the substantive provisions of this Agreement shall prevail. The Parties acknowledge and agree that, as of the Effective Date, all confidential information disclosed pursuant to the Confidentiality Agreements by a Party or its Affiliates (including confidential information disclosed by SGX to individual employees of Novartis or its Affiliates who were signatories to any of the Confidentiality Agreements) shall be included in the Confidential Information subject to this Agreement and the Confidentiality Agreements shall terminate and have no further force or effect as between the Parties; provided, that the foregoing shall not relieve any Person of any right or obligation accruing under the Confidentiality Agreements prior to the Effective Date, and any Person which is not a Party and which is a signatory to any of the Confidentiality Agreements (other than any employee of Novartis or its Affiliates, who are now subject to the obligations of Section 12 of this Agreement) shall remain bound by its obligations under the Confidentiality Agreements in accordance with the terms thereof. Any employee of Novartis or its Affiliates who is a signatory to any of the Confidentiality Agreements shall be a Third Party beneficiary of the previous sentence.

18.14	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.15	Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.
[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives

SIGNED for and on behalf of	)	/s/ M.G. Grey

SGX PHARMACEUTICALS, INC.
	)	M.G. Grey President and CEO

Print Name and Title

SIGNED for and on behalf of	)	/s/ Mark Fishman

NOVARTIS INSTITUTES FOR
BIOMEDICAL RESEARCH, INC.		Mark Fishman, M.D.

Print Name and Title
)

EXHIBIT 1
Research Plan
[***]
*** Confidential Treatment Request

[***]
*** Confidential Treatment Request

[***]
*** Confidential Treatment Request

EXHIBIT 2
Initial Development Plan Outline
[***]
*** Confidential Treatment Request

[***]
*** Confidential Treatment Request

EXHIBIT 3
SGX Patent Rights
[***]
*** Confidential Treatment Request

EXHIBIT 4
MILESTONE EVENTS
[***]
*** Confidential Treatment Request

[***]
*** Confidential Treatment Request

[***]
*** Confidential Treatment Request

[***]
*** Confidential Treatment Request

[***]
*** Confidential Treatment Request

EXHIBIT 5
MAJOR PHARMACEUTICAL COMPANIES
[***]
*** Confidential Treatment Request

EXHIBIT 6
COLLABORATION CHEMOTYPES
[***]
[***]
*** Confidential Treatment Request

[***]
*** Confidential Treatment Request

EXHIBIT 7
Third Party Expert Procedures
[***]
*** Confidential Treatment Request

EXHIBIT 8
FORM OF INVOICE
[See next page]

	contact person	company name
	position	address

Tel +1xxxxx
COMPANY LOGO		Fax +1xxxx
E-mail: xxxx
Novartis Institute for Biomedical Research, Inc.                                                                 INVOICE
[***]
                                                                                                                                       Invoice number: XX
Date
[***]
Detailed description of [***]
Detailed description of [***]
Detailed description of [***]
Total Payable                                                                                                                                                     (currency)
xxxxxxx
Payment terms
Full amount (excluding paying or receiving bank charges) in cleared funds to be credited to our account within (number of days stated in the contract) days of receipt of invoice by wire transfer to our bankers
Bank Wire information:

Bank Name:	XX
Account No.:	XX
ABA#:	XX (only applicable in the US)
IBAN:	XX (only applicable in Europe)
SWIFT CODE:	XX (applicable US and Europe)
*** Confidential Treatment Request

EXHIBIT 9
EXAMPLE OF ROYALTY CALCULATION
Example for Section 8.4(a): If Net Sales of a Product marketed for an Oncology Indication are:
[***]
then the Royalty payable in respect of Net Sales for such particular Product shall be as follows:
[***]
*** Confidential Treatment Request

[***]
*** Confidential Treatment Request